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                                                                  Exhibit 10.24


                         ARENA TOWER II LEASE AGREEMENT





                                 By and Between






                           ARENA TOWER II CORPORATION
                                  ("Landlord")





                                      and




                       CARDMEMBER PUBLISHING CORPORATION
                                   ("Tenant")
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                         ARENA TOWER II LEASE AGREEMENT

                               TABLE OF CONTENTS

Caption                                                                  Page
- -------                                                                  ----


ARTICLE 1 - PREMISES...................................................    1
     Section 1.01.  Premises ..........................................    1
     Section 1.02.  Net Rentable Area .................................    1
     Section 1.03.  Habendum ..........................................    3

ARTICLE 2 - TERM AND COMMENCEMENT .....................................    3
     Section 2.01.  Term ..............................................    3
     Section 2.02.  Commencement Date .................................    3

ARTICLE 3 - RENT ......................................................    4
     Section 3.01.  Rent ..............................................    4
     Section 3.02.  Base Monthly Rent .................................    4
     Section 3.03.  Additional Rent ...................................    5
     Section 3.04.  Operating Expenses ................................    7
     Section 3.05.  Payment of Rent ...................................   10
     Section 3.06.  Holding Over ......................................   11

ARTICLE 4 - USE AND PROHIBITED USES ...................................   11
     Section 4.01.  Use ...............................................   11
     Section 4.02.  Prohibited Uses ...................................   11
     Section 4.03.  Signs .............................................   12
     Section 4.04.  Entry .............................................   12

ARTICLE 5 - LANDLORD'S SERVICES .......................................   12
     Section 5.01.  Landlord's Services ...............................   12
     Section 5.02.  Additional Service Cost ...........................   14
     Section 5.03.  Service Interruption ..............................   14

ARTICLE 6 - ALTERATIONS, REPAIRS AND MAINTENANCE ......................   15
     Section 6.01.  Alterations.......................................    15
     Section 6.02.  Mechanic's and Materialman's Liens ................   16
     Section 6.03.  Removal of Fixtures ...............................   16
     Section 6.04.  Tenant Repairs ....................................   17
     Section 6.05.  Landlord Repairs ..................................   17
     Section 6.06.  Changes by Landlord ...............................   18

ARTICLE 7 - PARKING ...................................................   18

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     Section 7.01.  Basic Provisions ...................................   18
     Section 7.02.  Parking Information ................................   18

ARTICLE 8 - INSURANCE; INDEMNITY .......................................   19
     Section 8.01.  Landlord Insurance .................................   19
     Section 8.02.  Tenant Insurance ...................................   19
     Section 8.03.  Legal Use and Violation of Insurance Coverage ......   20
     Section 8.04.  Waiver of Subrogation ..............................   20
     Section 8.05.  Indemnity ..........................................   21

ARTICLE 9 - FIRE AND OTHER CASUALTY; CONDEMNATION ......................   22
     Section 9.01.  Casualty ...........................................   22
     Section 9.02.  End of Term Casualty ...............................   23
     Section 9.03.  Condemnation .......................................   23

ARTICLE 10 - SUBORDINATION AND ATTORNMENT ..............................   24
     Section 10.01.  Subordination .....................................   24
     Section 10.02.  Notice to Landlord's Mortgagee ....................   26
     Section 10.03.  Attornment ........................................   26
     Section 10.04.  Status Statement ..................................   26
     Section 10.05.  Quiet Enjoyment ...................................   27

ARTICLE 11 - ASSIGNMENT AND SUBLETTING .................................   27
     Section 11.01.  Assignment and Subletting by Tenant ...............   27
     Section 11.02.  Corporate Conditions ..............................   29
     Section 11.03.  Continued Liability ...............................   29
     Section 11.04.  Consent ...........................................   29
     Section 11.05.  Proceeds ..........................................   29
     Section 11.06.  Assignment by Landlord ............................   29

ARTICLE 12 - DEFAULT AND REMEDIES ......................................   30
     Section 12.01.  Defaults by Tenant ................................   30
     Section 12.02.  Landlord's Remedies ...............................   31
     Section 12.03.  Landlord's Damages and Indemnification by Tenant ..   34
     Section 12.04.  Controlling Provision .............................   34
     Section 12.05.  Election of Remedies ..............................   34
     Section 12.06.  Non-Waiver Provision ..............................   35
     Section 12.07.  Bankruptcy or Insolvency of Tenant ................   35
     Section 12.08.  Default by Landlord ...............................   38
     Section 12.09.  Liability of Landlord .............................   39

ARTICLE 13 - LANDLORD'S LIEN ...........................................   39
     Section 13.01.  Landlord's Lien and Security Interest. ............   39
     Section 13.02.  Security Agreement ................................   39

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ARTICLE 14 - SECURITY DEPOSIT ..........................................   39
     Section 14.01.  Security Deposit ..................................   39

ARTICLE 15 - ENVIRONMENTAL PROVISIONS ..................................   40
     Section 15.01.  Covenants and Agreements ..........................   40
     Section 15.02.  Environmental Indemnification .....................   42
     Section 15.03.  Remedial Work .....................................   43
     Section 15.04.  Notice of Claims ..................................   43
     Section 15.05.  Subrogation of Indemnity Rights ...................   43
     Section 15.06.  Survival ..........................................   44

ARTICLE 16 - NOTICE ....................................................   44
     Section 16.01.  Notice ............................................   44

ARTICLE 17 - MISCELLANEOUS .............................................   44
     Section 17.01.  Financial Statements ..............................   44
     Section 17.02.  Corporate Authority ...............................   45
     Section 17.03.  Use of Name .......................................   45
     Section 17.04.  Rules and Regulations .............................   45
     Section 17.05.  Inability to Perform ..............................   45
     Section 17.06.  Broker ............................................   46
     Section 17.07.  Time of Essence ...................................   46
     Section 17.08.  Memorandum of Lease ...............................   46
     Section 17.09.  Severability ......................................   46
     Section 17.10.  Parties and Successors ............................   46
     Section 17.11.  Governing Law .....................................   47
     Section 17.12.  Number; Gender; Captions; References; Headings ....   47
     Section 17.13.  Renewal ...........................................   47
     Section 17.14.  Attorney's Fees ...................................   47
     Section 17.15.  Substitution of Premises ..........................   47
     Section 17.16.  Additional Documents ..............................   47
     Section 17.17.  Non-waiver ........................................   47
     Section 17.18.  Additional Provisions .............................   48
     Section 17.19.  Entire Agreement ..................................   52


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                                    EXHIBITS


EXHIBIT A - FLOOR PLANS
EXHIBIT B - LEGAL DESCRIPTION
EXHIBIT C - TENANT IMPROVEMENT AGREEMENT
EXHIBIT D - DECLARATION OF COMMENCEMENT DATE
EXHIBIT E - RULES AND REGULATIONS
EXHIBIT F - RENEWAL OPTION
EXHIBIT G - DEFINITION OF MARKET BASE RENTAL RATE
EXHIBIT H - JANITORIAL SPECIFICATIONS
EXHIBIT I - PREFERENTIAL RIGHT SPACE
EXHIBIT J - HVAC SPECIFICATIONS


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                                    STANDARD
                                LEASE AGREEMENT
                                 ARENA TOWER II


         This Lease is entered into as of the 12th day of February, 1996, between ARENA TOWER II CORPORATION ("Landlord"), whose address for purposes of notice hereunder is 7322 Southwest Freeway, Suite 110, Houston, Texas 77074 and CardMember Publishing Corporation ("Tenant"), whose address prior to the Commencement Date (defined in Section 2.02 hereof) is 655 Washington Blvd., Stamford Connecticut 06901, and whose address after the Commencement Date shall be 7324 Southwest Freeway, Suite 2000, Houston, Texas 77074.

                              W I T N E S S E T H:

                              ARTICLE 1 - PREMISES

         Section 1.01. Premises. Landlord hereby Leases to Tenant, and Tenant hereby Leases from Landlord, for the rent and subject to the provisions of this Lease, the space (the "Premises") reflected on the floor plan(s) attached as Exhibit "A" hereto, being suite 2000 located on floor twenty of the building (the "Building") known as Arena Tower II, located at 7324 Southwest Freeway, Houston, Harris County, Texas. The land ("Land") upon which the Building is located is more particularly described on attached Exhibit "B". The Building, the land and any parking areas and garages specified for use by Building tenants, guests and invitees are collectively referred to as the "Project". Landlord and Tenant hereby agree that the Premises contain approximately 21,081 square feet of net rentable area.

         Section 1.02. Net Rentable Area. The term "Net Rentable Area", as used herein, in the case of a floor occupied by more than one Tenant, shall refer to the floor area or areas within the Building determined by adding the following:

         (i) The Multi-Tenant Usable Area (defined below) of the area being measured; and

         (ii) The portion of the Building Common Areas (as defined below) allocable to the area being measured; and

         (iii) The portion of the Core Areas (as defined below) allocable to the area being measured; and

         (iv) The portion of the Lobby and Corridor Areas (as defined below) allocable to the area being measured.

         The term "Net Rentable Area", as used herein, in the case of a floor occupied by a single tenancy, shall refer to the total Net Rentable Area for the floor as calculated above.

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         "Multi-Tenant Usable Area", shall mean the square footage of all floor area measured from the inside face of the outer glass of the Building to the inside face of the opposite outer glass, or to the mid-point of demising walls separating the Leased Premises from (a) areas Leased to or held for Lease to other tenants, (b) Vertical Penetrations, (c) Building Common Areas, (d) Core Areas, and (e) Lobby and Corridor Areas. No deductions from Usable Area shall be made for columns or projections necessary for the Building.

         "Single-Tenant Usable Area" shall mean the square footage of all floor area measured from the inside face of the outer glass of the Building to the inside face of the opposite outer glass, or to the mid-point of demising walls separating the Leased Premises from (a) Vertical Penetrations, (b) Building Common Areas, and (c) Core Areas. No deductions from Usable Area shall be made for columns or projections necessary for the Building.

         "Vertical Penetrations" shall mean the square footage of the areas within (and measured from the mid-point of the wall enclosing) Building atrium, stairs, elevators, pipe shafts, and vertical air ducts. Areas for the specific use of Tenant and installed at the request of Tenant, such as special stairs or elevators, are not included within the definition of Vertical Penetrations.

         "Building Common Areas" shall mean the square footage of the areas within (and measured from the midpoint of the walls enclosing) the Building's ground floor atrium, elevator machine rooms, main mechanical and electrical rooms and other penthouse areas, mail and express rooms, ground floor stair exits, concierge area, public entrances, and other areas not leased or held for lease within the Building, but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building. The allocation to the Leased Premises of the Building Common Areas shall be equal to the total Building Common Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the Leased Premises and the denominator of which is the Building Usable Area.

         "Core Areas" shall mean the square footage of the areas within (and measured from the mid-point of the walls enclosing) the restrooms, janitor rooms, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. The allocation to the Leased Premises of the Core Areas shall be equal to the total Core Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the Leased Premises and the denominator of which is the Building Usable area.

         "Lobby and Corridor Areas" shall mean the square footage of the areas within (and measured from the midpoint of the walls enclosing) the public corridors and elevator lobbies for the use of all tenants on the floor on which the Lease Premises

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are located. The allocation to the Leased Premises of the Lobby and Corridor
Areas shall be equal to the total Lobby and Corridor Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the Leased Premises and the denominator of which of the Building Usable Area.

         The Net Rentable Area of the Leased Premises has been calculated on the basis of the foregoing definitions, and is stipulated for all purposes to be the number of square feet specified in the basic Lease Provisions, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is in accordance with the terms and provisions of this Lease.

         The net rentable area of the Premises calculated pursuant to this provision shall be deemed to be the square footage set forth in Section 1.01 above. Neither the Base Rent payable hereunder nor any other obligation of Tenant hereunder shall be reduced, increased or otherwise affected by a determination that the amount of the net rentable area contained in the Premises as determined by calculations made pursuant to the definitions set forth above after construction of improvements and installations in the Premises is more or less than the square footage set forth above.

         Section 1.03. Habendum. TO HAVE AND TO HOLD the above described Premises together with the rights, privileges, easements, and appurtenances thereunto belonging or in any way pertaining to said premises unto the said Tenant for and during said entire term, subject however to the limitations set forth above with respect to the real property, and the terms, conditions and covenants hereinafter contained.

                       ARTICLE 2 - TERM AND COMMENCEMENT

         Section 2.01. Term. Subject to the other provisions hereof, this Lease shall be for a term commencing on the Commencement Date (defined in Section 2.02 below) and expiring on July 31, 2006 (the "Expiration Date"). Such lease term, as it may be modified pursuant to the provisions of this Lease or by written agreement of the parties, is herein called the "Term."

         Section 2.02. Commencement Date. As used herein, "Commencement Date" means the later to occur of: (a) the date Tenant's leasehold improvements are substantially complete in accordance with the Construction Agreement attached as Exhibit "C" (or the date certified to by Landlord that said leasehold improvements would have been substantially completed except for delays due on the part of Tenant, its agents or contractors, including without limitation any delays which constitute Tenant Delays as defined below; or (b) April 1, 1996. Notwithstanding the foregoing, if Tenant occupies all or any part of the Premises for its intended use by Tenant's employees (installation of furniture is not considered occupancy) prior to (a) or (b)

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above, the Commencement Date shall be the date of such occupancy. Within five
(5) days after the Commencement Date and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form attached as Exhibit "D") specifying the actual date upon which the commencement of the Term occurred. The Commencement Date, Expiration Date and commencement of installments of Base Monthly Rent or Additional Rent shall not be postponed or delayed as a result of Tenant Delay. Tenant Delay shall mean the following: Any delay in providing Landlord information necessary to be able to complete construction of the Premises in a timely manner to include completion of working drawings, selection of materials not readily available, change in the plans or construction changes which would cause the process to be prolonged beyond the tine normally required to complete construction of the Premises or installation of equipment or vital services. Tenant's inability to provide Tenant supplied equipment which delays Landlord's ability to complete the construction shall also be considered Tenant Delay.

                                ARTICLE 3 - RENT

         Section 3.01. Rent. The "Rent" payable by Tenant under this Lease consists of all amounts required to be paid by Tenant under the terms of this Lease, including, without limitation, the Base Monthly Rent and Additional Rent, and all such amounts are herein collectively called "Rent". All Rent not received by Landlord within ten (10) days after the date such Rent is due shall bear interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum, non-usurious contract rate of interest allowed by applicable state or federal law in effect at the time such interest accrues ("Maximum Legal Rate"). Furthermore, in the event any Rent becomes owing by Tenant to Landlord under the provisions of this Lease and such payment is not received within five (5) days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Base Monthly Rent or such other sums owed upon the second occasion and any subsequent occasion during any 12 month period Tenant shall pay, a late payment charge equal to five percent (5%) of the installment of Base Monthly Rent or such other sums owed, it being understood that said Late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for the additional cost and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of the Base Monthly Rent such other sums which become owing by Tenant to Landlord hereunder.

         Section 3.02. Base Monthly Rent. Tenant, in consideration for this Lease, agrees to pay to Landlord base monthly rent ("Base Monthly Rent") in the amount of $19,324.25 for the period of April 1, 1996 through March 31, 1997; then $21,959.38 for the period of April 1, 1997 through July 31, 2006, beginning on the Commencement Date and continuing for each month thereafter throughout the Term of this Lease

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without notice, demand, counterclaim, set-off or abatement, in advance on the first day of each calendar month throughout the Term, except that the first two and one half (2.5) such monthly installments of Base Monthly Rent is due upon the date of execution of this Lease by Tenant (since Tenant has free rent and has paid 2.5 months in advance, upon execution, Tenant's first payment of Base Rent shall then be due at the beginning of the fifth month of the Lease). If this Lease commences or terminates on any day other than the first or last day of a calendar month, the payment of Base Monthly Rent due hereunder for such months shall be prorated on a daily basis. Notwithstanding anything to the contrary in the foregoing and provided Tenant is not in default of the terms of this Lease, Landlord agrees that it shall not collect from or demand of Tenant Base Monthly Rent and Additional Rent in the sum equal to the first one and a half (1.5) months and provided Tenant has not elected to terminate this Lease in accordance with the Termination Option defined in Section 17.18 of this Lease Agreement, then Landlord further agrees that it shall not collect from or demand of Tenant Base Monthly Rent and Additional Rent in the sum equal to six months beginning with the seventy-six (76) month and ending with month eighty-one (81) of the Lease.

         Section 3.03. Additional Rent. In addition to the Base Monthly Rent set forth above, Tenant shall pay to Landlord as additional rent ("Additional Rent") Tenant's Pro Rata Share (as defined below) of all Actual Operating Expense Increases (as defined in Section 3.04 below) during the Term of this Lease. For purposes of calculating such Additional Rent in accordance with the provisions hereof, Landlord and Tenant agree that Tenant's pro rata share shall be (5.4468%) ("Tenant's Pro Rata Share"). Additional Rent shall be paid, together with the payment of Base Monthly Rent in advance on the first day of each calendar month during the Term, in an amount equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the Estimated Operating Expense Increase (as defined in Section 3.04 below), except that the first such monthly installment is due upon the Commencement Date. On or before the Commencement Date and thereafter on or before the first day of each calendar year during the Term, Landlord shall provide to Tenant the Estimated Operating Expense Increase for the upcoming year. Within one hundred fifty (150) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement certified by Landlord or Landlord's manager of the Actual Operating Expense Increase (as defined in Section 3.04 below) for the immediately preceding calendar year, which statement shall specify the various types of Operating Expenses and set forth Landlord's calculations of Tenant's Pro Rata Share of such Actual Operating Expense Increase. If Tenant's Pro Rata Share of the Estimated Operating Expense Increase paid to Landlord during the previous calendar year exceeds Tenant's Pro Rata Share of the Actual Operating Expense Increase, then Landlord shall refund the difference to Tenant at the time Landlord furnishes the statement of the Actual Operating Expense Increase to Tenant, or, at Landlord's option unless this Lease has terminated, shall apply such excess amounts to the payment of Tenant's Pro Rata Share of Estimated Operating Expense Increase for the then next current month(s). If

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Tenant's payments of the Estimated Operating Expense Increase to Landlord during the previous calendar year are less than Tenant's Pro Rata Share of the Actual Operating Expense Increase for the same period, then within thirty (30) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord equal to the difference between Tenant's Pro Rata Share of the Actual Operating Expense Increase and the Estimated Operating Expense Increase previously paid by Tenant. If the Term commences on a day other than the first day of the month or calendar year, or terminates on a day other than the last day of a month or calendar year, the payments due as Additional Rent shall be prorated on a daily basis.

Landlord shall provide to Tenant in substantial detail each year the calculations performed to determine the Building Operating Costs in accordance with the applicable provisions of the Lease. Landlord shall provide in reasonable detail the calculation of Tenant's pro rata share of the Building Operating Costs as said calculations are delineated in the Lease.

Tenant shall have the right, at its own expense, to audit or inspect Landlord's detailed records each year with respect to Building Operating Costs, as well as all other additional rent payable by Tenant pursuant to the Lease for any Lease Year. Landlord shall utilize, and cause to be utilized, accounting records and procedures for each Lease Year conforming to generally accepted accounting principles consistently applied with respect to all of the Building Operating Costs for such Lease Year, including without limitation, all payments for Building Operating Costs, to enable the audit or inspection by Tenant pursuant to this clause to be conducted. Tenant shall give Landlord not less than ten
(10) business days prior written notice of its intention to conduct any such audit. Landlord shall cooperate with Tenant during the course of such audit, which shall be conducted during normal business hours in Landlord's Building management office. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant, Tenant's employees and agents, to conduct such audit, but in no event shall such audit last more than five (5) business days in duration for each Lease Year audited. Landlord shall make such records available to Tenant, Tenant's employees and agents, for inspection during normal business hours. Tenant, Tenant's employees and agents, shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying and Landlord's employees time spent on cooperating with the specific request of Tenant to conduct such audit, and further provided that Tenant keeps such copies in a confidential manner and does not show or distribute such copies to any other third party.

The results of such audit, as reasonably determined by both Parties, shall be binding upon Landlord and Tenant. If such audit discloses that the amount paid by Tenant as Tenant's Share of Building Operating Costs, or of other additional rental payable pursuant to the Lease, has been overstated by more than five percent (5%), Landlord

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shall pay reasonable costs incurred by Tenant in connection with such audit. Any overpayment shall be applied against Tenant's next Base Monthly Rent payment(s).

         Section 3.04.  Operating Expenses.

         A. "Operating Expenses" shall mean and include any and all annual amounts, expanses, and costs of every kind and nature paid or incurred by Landlord because of or in connection with the ownership, management, operation, repair and maintenance of the Project, computed on an accrual basis determined in accordance with generally accepted accounting principle consistently applied, and, including but not limited to the following:

         (a) All taxes and assessments and governmental charges attributable to the Project or its operation, (whether federal, state, county, municipal, or taxing district);

         (b) The cost of all utilities used in connection with the Project, including electricity, gas, water, sewerage and telephone (excluding costs billed to specific tenants as a result of extraordinary uses);

         (c) The cost of insurance applicable to the Project, including without limitation, casualty, liability and rental value insurance, and as to Landlord's personal property attached to or used in connection with the Project;

         (d) Wages and salaries of all employees (project manager and below) directly engaged in the operation, repair, replacement, maintenance and monitoring of the Project and including social security taxes, unemployment taxes, hospitalization insurance and other employee benefits relating thereto;

         (e) The cost of all repairs, replacements and general maintenance of the Project (net of any insurance recoveries and/or monies received by Landlord from other tenants or parsons), including the cost of all supplies and materials used in the operation, maintenance, repair, replacement and monitoring of the Project;

         (f) The cost of all maintenance and service agreements relating to the various components of the Project and all equipment attached to or used in connection with the Project;

         (g) Management fees and the cost of management contracts relating to the Project presently three percent (3%) but not to exceed management

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                  charges for similarly situated buildings in the Houston area in the event such charges are customarily in excess of three percent (3%);

         (h) Amortization of the cost of capital investment items installed primarily for the purpose of saving energy or reducing operating costs or which may be incurred in connection with any governmental law, rule, regulation, code, order, decree or directive, and amortization of the cost of capital investment items such as equipment, machinery and tools to be used in the operation, maintenance or repair of the Project; all such costs to be amortized over the payback life of the capital investment items, as determined in accordance with applicable IRS regulations but in no event to extend beyond the reasonable life of the Project and amortized at the then current rate of interest;

         (i) Landlord's central accounting costs and legal expenses relating to the general administration of the Project and not relating to any particular tenant; and

         (j) Amortization in accordance with applicable IRS regulations or direct costs that are $5,000.00 or less incurred by Landlord in compliance with presently existing, new, revised or newly interpreted federal, local or state laws, ordinances, codes or regulations

         Operating Expenses, however, shall exclude:

         (A) Payments of principal, interest, loan fees, penalties and other costs relating to the mortgage or any loans that Landlord may have incurred;

         (B) Leasing Commissions and advertising costs paid by Landlord in connection with the lease of any space within the Project and legal fees relating to tenant leasing;

         (C) Specific costs for special items or services (including electricity) above the Building Standard billed to and paid for by specific tenants;

         (D)      Income and/or franchise taxes payable by Landlord;

         (E) The cost of repair, replacements and general maintenance paid by proceeds of insurance, or by Tenant, or by other third parties;

         (F) Expenses for which Landlord has been reimbursed by another source;


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         (G)      All costs incurred by Landlord in connection with any
                  negotiations or disputes with individual tenants or occupants within the Building or prospective tenants of the Building;

         (H) Any repair or other work necessitated by condemnation, fire or other casualty loss to the extent covered by insurance proceeds or condemnation;

         (I) Costs for which other tenants are being charged, unrelated to operating expense charges;

         (J) Any and all ad valorem taxes paid by Tenant or other tenants in the Building for (i) personal property and (ii) on the value of the leasehold improvements in the Premises, or the premises of other tenants in the Building, to the extent the same exceed the normal allowances for Building Standard;

         (K) Costs incurred by Landlord in connection with the Project and any improvements situated thereon which constituted capital expenditures under generally accepted accounting principals, including (without limitation) the cost of capital improvements and capital equipment, excluding amortization of the cost of capital investment items installed primarily for the purpose of saving energy or reducing operating costs or which may be incurred in connection with any governmental law, rule, regulation, code, order, decree or directive, or capital investment items such as equipment and machinery to be used in the operation, maintenance, or repair of the Project;

         (L) Depreciation of the Building, and all equipment, fixtures, improvements, and facilities used in connection therewith;

         (M) Costs of renovating or otherwise improving, painting, decorating or redecorating space or vacant space for tenants or other occupants, except in connection with general maintenance of the Building;

         (N) Expenses or costs incurred by Landlord relating to any violation by Landlord or any other tenant of the terms and conditions of any Lease covering the Project;

         (O) Overhead and profit increment paid to subsidiaries, partners, parent companies or other affiliates of Landlord for services rendered to Landlord in connection with the Project or equipment, fixtures and supplies sold to Landlord in connection therewith, to the extent only that the cost of such services or goods exceeds the cost which would be paid by Landlord therefore if the same were rendered or sold to Landlord by an unrelated entity at competitive prices;

         (P) Landlord's general overhead and administrative expenses which are not chargeable to operating expenses of the Project or the equipment, fixtures and facilities used in connection therewith, in accordance with generally accepted accounting principles, including salaries and expenses of Landlord's executive officers;

         (Q) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

         (R)      All items and services for which Tenant pays third parties;
                  and

         (S) Cost related to maintaining Landlord's existence, either as a corporation, partnership, or other entity.

         B. The "Base Operating Expense" for the Project shall mean that amount equal to 1996 Operating Expenses per square foot of net rentable area multiplied by the total rentable area contained in the Building, which Landlord and Tenant hereby agree is 387,035 square feet. The "Estimated Operating Expense Increase" shall mean that amount equal to the positive difference, if any, between the Landlord's estimate of Operating Expenses for the applicable calendar year less the Base Operating Expense. Landlord's statement of the Estimated Operating Expense Increase shall control for the year specified in such statement and for each succeeding year during the Term until Landlord provides a new statement of the Estimated Operating Expense Increase. The "Actual Operating Expense Increase" shall equal the positive difference, if any, between the Actual Operating Expenses for the applicable calendar year less the Base Operating Expense. Notwithstanding any provision contained herein to the contrary, if fewer than 95% of the total square feet of rentable area in the Building is occupied by tenant(s), or Landlord is not supplying services to 95% of the total square feet of rentable area of the Building at any time during any calendar year, Operating Expenses for such calendar year shall be determined to be an amount equal to the expense that would normally be expected to be incurred had such occupancy been 95% of the Building's total square feet of rentable area and had Landlord been supplying services to 95% of the Building's total square feet of rentable area throughout such calendar year.

         Section 3.05. Payment of Rent. The payment of Rent as herein provided constitutes a condition for the continuance of this Lease. All Rent due hereunder shall be paid at the address of Landlord as herein set forth, or such other address as Landlord may designate from time to time in writing. All payments provided in this Lease to be made by Tenant shall be made in legal tender for the payment of public and private debts in the United States of America.

         Section 3.06. Holding Over. At the termination of this Lease, whether by expiration of time or otherwise, the Tenant shall immediately vacate the Premises and surrender the same to Landlord in good condition and repair. Should Tenant hold over the Premises or any part thereof after the termination of this Lease, such holding over shall not renew or extend the Lease Term hereof, but Tenant shall automatically become a tenant-at-will of the Landlord at a rent equal to 150% of the Base Monthly Rent in effect at the time of termination of this Lease plus all other amounts owed as Additional Rent (as hereinabove set forth in Section 3.03), or otherwise owing by Tenant under the terms of this Lease. Nothing herein shall be construed as Landlord's consent for Tenant to hold over.

                      ARTICLE 4 - USE AND PROHIBITED USES

         Section 4.01. Use. Tenant shall use and occupy the Premises only for general office purposes in connection with its business of providing direct marketing services to credit card issuers and cardholders and serving as a 24 hour customer call center, and for no other purposes without the prior written consent of Landlord.

         Section 4.02. Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein that will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or tend to lower the first class character of the Building or create unreasonable elevator loads or otherwise interfere with standard Building operations. Tenant shall not permit any nuisance in, on or about the Premises nor will Tenant commit or suffer to be committed any waste in or upon the Premises. Tenant's use, occupancy or business conducted upon the Premises shall not conflict with, or violate or cause a condition which conflicts with or violates, any private restrictive covenant pertaining to the Project, federal, state, county or municipal law, statute, ordinance, rule, regulation, orders or requirements now in force or that may hereafter be enacted or promulgated regulating the use, condition or occupancy of the Premises, and Tenant, at its sole expense, shall promptly comply with all such applicable laws, statutes, ordinances, rules restrictions, order and requirements, and Tenant will indemnify and hold Landlord harmless from any fines, penalties, actions, losses or claims arising from any failure to do so or which may otherwise arise out of or in connection with the occupancy or use of the Premises by Tenant, its employees, agents or invitees. Landlord shall give notice detailing any violation to Tenant ten (10) days prior to Landlord declaring Tenant to be in default for violation on any provisions of this
Section 4.02.

         Section 4.03. Signs. Subject to Section 17.18, Signage, Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the exterior or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and adjacent to the access door or doors to the Premises, and any identification signs shall be subject to prior approved by Landlord as to design, color and materials.

         Section 4.04. Entry. Landlord, its agents, employees and representatives, shall have the right to enter the Premises at any time upon reasonable two (2) business days' notice to Tenant under the circumstances (which notice may be oral and not in compliance with Article 16 hereof, but no notice shall be required in the case of routine maintenance or an emergency) to show the Premises to prospective purchasers or mortgagees, to determine Tenant's compliance with its obligations hereunder, or for any purpose that Landlord may reasonably deem necessary for the operation and maintenance of the Project, or, during the last twelve (12) months of the Term upon one (1) business day to show the Premises to prospective tenants, all without being guilty of an eviction and without abatement of Rent, provided however, Landlord shall not unreasonably interrupt Tenant's business operations. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in, upon and about the Premises in an emergency in order to obtain entry to the Premises without Liability to Tenant.

                    ARTICLE 5 - LANDLORD'S STANDARD SERVICES

         Section 5.01. Landlord's Standard Services. Provided Tenant is not in monetary default hereunder, as defined in Section 12.01 (a) of this Lease Landlord shall, at Landlord's expense, except as provided to the contrary in this Lease, furnish to Tenant the following services (Landlord's Standard Services):

         (a) Subject to curtailment as required by governmental laws, rules or regulations, air conditioning and central heat, in season, at such temperatures and in such amounts as are deemed by Landlord to be standard in Houston, Texas, during normal Building hours, which are presently scheduled to be 7:00 a.m. through 6:00 p.m. on weekdays and 8:00 a.m. through 12:00 p.m. on Saturdays, exclusive of normal business holidays. Normal business holidays for purposes of this Lease shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day and Christmas Day. Landlord shall have the right to add additional holidays provided that similarly situated buildings in Houston Texas are observing such holidays. If in the case of any holiday described herein a different day shall be observed than the respective day described, then the day which constitutes the day observed by national banks in Houston, Texas, on account of such holiday shall constitute the holiday under this Lease. See attached Exhibit "J".

         (b) Janitorial services in the Premises and public portions of the Building for all days except Saturdays, Sundays, and normal business holidays in accordance with the Janitorial Specification attached as Exhibit "H" and it is agreed that such specifications may change from time to time, however, notwithstanding such specifications shall be substantially similar as the attached Exhibit "H".

         (c) Water at those points of supply provided for drinking, toilet, and lavatory purposes.

         (d) Normal and customary routine maintenance for all public, structural, and exterior portions of the Project according to Landlord's standards.

         (e) Electric lighting service for all public portions of the Project according to Landlord's standards.

         (f) Reasonably adequate, non-exclusive automatic passenger elevator service at all times for access to and egress from the Premises subject to Landlord's right to limit access thereto for security purposes. Freight elevator service, in common with other tenants, shall be provided as prescribed by Landlord, and subject to Landlord's rules and regulations as promulgated from time to time.

         (g) Electric energy up to 11,500 kilowatt hours per month for operations of Tenant's office equipment including typewriters, calculators, personal computers and printer and other machines of a similar low electrical consumption, and lighting in the Premises. Excess usage above the 11,500 kilowatt hours will be charged to Tenant at Landlord's then prevailing total rate (including taxes) being charged by the utility company.

         (h) Building monitoring to limit after-hour access to the Building including 24 hour cardkey access system, patrolling surveillance personnel, closed circuit television at Building entrance and exit doors. It is understood that above such systems may change with advances in technology; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Premises, and Tenant hereby releases Landlord and Landlord's employees and agents from all liability relating thereto. Tenant agrees that such release and indemnity in favor of Landlord and Landlord's employees and agents extends to and covers Landlord's alleged negligence or negligent entrustment.

         (i) Window washing services for the outside portions of the Building at least one (1) time per calendar year.

         (j) Replacement of fluorescent light bulbs in any fluorescent light fixtures in the Premises which contain the building standard light fixture.

         Section 5.02. Additional Service Cost. Tenant shall pay Landlord such additional costs incurred by Landlord in performing or providing any additional janitorial, maintenance, building monitoring, or other services or requirements of if requested by Tenant or Tenant's representatives not specified above, or in connection with any non-building standard installations in the Premises, and any additional taxes attributable to any non-building standard installations to the Premises. At Tenant's request for services. Tenant shall pay Landlord charges for providing off-hour and nonstandard air conditioning through the Building's system, heating or electricity at Landlord's then standard hourly rate applicable to the period when such services are provided (which rate may be changed by Landlord at any time and from time to time). All such additional charges and costs shall be payable to Landlord upon demand or monthly as billed and all such amounts shall constitute Rent under this Lease. Nothing herein shall impose any duty upon Landlord to provide any additional services to Tenant. Notwithstanding any of the foregoing, Tenant's excessive use or consumption of heating, air conditioning and/or electrical services in violation of Section 5.01 hereof, without Landlord's prior written consent, shall constitute a default under this Lease.

         Section 5.03. Service Interruption. To the extent any of the services described above require electricity, gas, water or other services supplied by public utilities, Landlord's covenants hereunder shall impose on Landlord only the obligation to use its good faith efforts to cause the applicable public utilities to furnish the same. Landlord shall use reasonable diligence to restore any failure or defect in the supply or character of services furnished or to be furnished by Landlord under this Article 5, but Landlord shall not otherwise be liable to Tenant for any such failure or defect and such shall not be construed as an eviction of Tenant nor shall such entitle Tenant to any reduction, abatement, offset, or refund of Base Monthly Rent, Additional Rent, or other payments required to be paid hereunder or to any damages, actual, punitive or consequential, from Landlord, nor shall Landlord be in breach or default under this Lease if Landlord uses reasonable diligence to restore any such failure or defect after Landlord receives written notice thereof. Tenant hereby waives and disclaims, and agrees not to claim or assert, any and all present and future rights Tenant may have or claim to apply any Base Rent, Additional Rent, or other payments required to be paid by Tenant hereunder against any obligation of Landlord, howsoever incurred, or to assert that any such obligation of Landlord entitles Tenant to any counterclaim or any reduction, abatement, offset, or refund of Base Rent, Additional Rent, or other payments required to be paid hereunder. If service interruption continues for more than two (2) business days and should Tenant not be able to use the Premises for its intended use and such interruption cannot by cured by Landlord, then Tenant shall advise Landlord in writing and Landlord shall abate rent after the second day and until services are restored. Should interruption continue for more than thirty (30) days but no longer than ninety days in the event of force majeure, then Tenant shall have the right to cancel this Lease, upon written notice.

                ARTICLE 6 - ALTERATIONS, REPAIRS AND MAINTENANCE

         Section 6.01. Alterations. Except as may be set forth in the Construction Agreement attached as Exhibit "C", Tenant shall not tear down, demolish, remove any improvements in the Premises or make or allow to be made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without Landlord's prior written consent. All alterations, installations, additions or improvements (other than movable furniture and movable trade fixtures) made by Tenant to the Premises (if approved by Landlord pursuant to this Section) shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises; provided, however, that Landlord may require Tenant, at Tenant's cost, to remove any or all of such items that are not building standard upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. If Tenant desires to make alterations or improvements, Tenant shall submit to Landlord prior to the commencement of any such work, for Landlord's written approval, not to be unreasonably withheld, details of the proposed work and all plans and specifications to complete such work. However, notwithstanding the foregoing, should Landlord not reply in writing to Tenant within five (5) business days of such request, then request shall be deemed approved. All such work shall be completed by contractors approved by Landlord at Tenant's sole cost and expense. Any such replacements, alterations, or improvements made by Tenant without prior written consent of Landlord, or which are not in accordance with the drawings and specifications approved by Landlord, shall, if requested by Landlord, be promptly removed by Tenant at its expense and the Building and Premises restored to their previous condition. Notwithstanding anything herein contained, no repair, alteration, addition or improvement to the Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or which may adversely affect the condition or operation of the Premises or the Building.

         Section 6.02. Mechanic's and Materialman's Liens. For work consented to by Landlord under Section 6.01 above or pursuant to the Construction Agreement attached as Exhibit "C", and for such repairs and replacements required to be made by Tenant pursuant to Section 6.04, or otherwise required by this Lease, Tenant will pay or cause to be paid promptly, all costs for work done for Tenant, or caused to be done by Tenant, in or about the Premises or the Building, of a character which will or may result in liens thereon, and Tenant will keep the Premises and the Building free and clear of all mechanic's and materialman's liens and other liens on account of work done for Tenant or persons claiming under it. All liens filed arising out of any work by Tenant, or for Tenant, shall be removed within thirty (30) days thereafter; provided, however, if Tenant shall desire to contest any lien claim, it shall furnish Landlord security acceptable to Landlord or a bond in an amount, in a form and by a corporate surety acceptable to Landlord. Tenant's failure to either (i) remove said liens within thirty (30) days of filing of same or (ii) furnish adequate security to Landlord within said same thirty (30) day period, shall constitute a default by Tenant of its obligations under this Lease. If Tenant shall be in default in paying any mechanic's or materialman's lien claims, and if Tenant shall not have given Landlord acceptable security as hereinabove provided to protect the Premises and Landlord against such liens, or, in any event, if so required in Landlord's sole judgment to prevent a suit for foreclosure of any such lien, Landlord, in addition to all other remedies available to it, may (but shall not be required to) pay said claims and costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be considered as Rent hereunder and shall be immediately due and owing by Tenant to Landlord. Should any lien be filed against the Premises, or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof. Landlord has not consented to the performance or furnishing by any person of labor or materials for any improvements to the Premises and under no circumstances shall any lien attach to the fee interest owned by the Landlord, it being intended that the Landlord's fee interest shall at all times remain free and clear of liens.

         Section 6.03. Removal of Fixtures. Tenant may place or install in the Premises, Tenant's removable business fixtures and related furnishings and equipment, including but not limited to, shelving, office furniture, office equipment, and the like, and the same shall (provided Tenant has not defaulted under the terms hereof) remain the property of Tenant at all times. Tenant may remove such items from the Premises upon the termination of this Lease, but only if Tenant is not in default and Tenant, at Tenant's own cost and expense, shall repair and restore any and all damage to the Premises resulting from or caused by such removal. Upon termination of this Lease Term, however brought about, Landlord may at its sole option, require Tenant to remove all such fixtures (excluding sprinkler system), at Tenant's expense. Notwithstanding however, should Tenant elect to terminate this Lease in accordance with the Termination Option described in Section 17.18 of this Lease Agreement, Tenant agrees to pay to Landlord, at the time of Termination Notice, the cost of removal of Tenant's additional restrooms and the cost of restoring the corridor wall back to building standard. Should Tenant not terminate the Lease in accordance with the Termination Option, at the expiration of this Lease. Tenant shall pay to Landlord fifty percent (50%) of the cost of the removal of Tenant's additional restrooms and restoration of the corridor back to building standard. The cost of removal of such restrooms and restoration of the restrooms and corridors shall be determined by taking the lowest of three
(3) competitive bids.

         Section 6.04. Tenant Repairs. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair and as suitable for Tenant's intended use as stated herein. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition and make all necessary repairs thereto, ordinary wear and tear and damage by fire or other casualty excepted which shall be governed by Article 9 below. Furthermore, to comply with the Americans with Disabilities Act Tenant shall, at Tenant's sole cost and expense, make all necessary alterations, improvements and repairs to the Premises. To the extent that any changes may be required to the Land or other parts of the building to accommodate the peculiar needs of an employee or guest of Tenant, such cost shall also be paid by Tenant (unless such changes are also necessary for an employee or guest of another tenant of the Building, in which event such costs shall be treated as a part of Operating Expenses). Any injury or damage to the Premises or the Project, or the appurtenances or fixtures thereof, caused by or resulting from the act, omission or neglect of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant and with contractors approved by Landlord, or at Landlord's option by Landlord, at the expense of Tenant. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in good condition, ordinary wear and tear excepted. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project as herein required, after written notice to Tenant, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord reasonably deems necessary, and Tenant shall pay, upon demand or within thirty (30) days of billing, to Landlord all costs related thereto plus a charge for overhead of 15% of such costs.

         Section 6.05. Landlord Repairs. Except as Specifically provided in this Lease, Landlord shall have no obligations to alter, improve or repair the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenants respecting the condition of the Premises or the Building except as specifically set forth in this Lease. Landlord shall, at its own cost and expense, except as may be provided elsewhere herein, make all necessary repairs of damage and perform all necessary maintenance of and replacements to the Building corridors, lobby, structural members of the Building, its roof, garage and common areas and equipment used to provide the services referred to in Article 5 of this Lease, unless any such damage is caused by the willful misconduct or negligence of Tenant, its agents, customers, employees, invitees or guests, in which event Tenant will bear the cost of such repairs. Tenant will promptly give Landlord written notice of any damage to the Premises requiring repair by Landlord, as aforesaid.

         Section 6.06. Changes by Landlord. Landlord shall have the right at any time to change the arrangement, location and/or size of public entrances or passageways, doors, doorways, and corridors, toilets or to do such other alterations to the public parts of the Building, or other areas of the Project, and, upon giving Tenant reasonable notice thereof, to change the name or number (but in the case of the numerical street address, only as shall be required by the United States Post Office) by which the Building is commonly known. In no event shall Landlord be liable for any costs, expenses or damages incurred by Tenant as a result of any such changes.

                              ARTICLE 7 - PARKING

         Section 7.01. Basic Provisions. Tenant shall at all times during the term of this Lease be entitled, at no additional charge, to parking rights for up to one hundred fifty-five (155) unreserved and ten (10) reserved vehicles in the Building parking garage. No specific spaces in the Building parking garage are to be assigned to Tenant, except in the case of reserved parking spaces (it is agreed that Tenant and Landlord shall mutually define the reserved spaces from those spaces available at the time this Lease is executed). Landlord may designate the area within which each such car occupying an unreserved parking space may be parked (up to thirty percent (30%) of the unreserved spaces may be assigned to park on the top roof level of the garage) and Landlord may change such designations of areas of parking from time to time. Landlord may make, modify and enforce uniform rules and regulations relating to the parking of vehicles in the Building parking garage, and Tenant and its employees will abide by such rules and regulations. Subject to the other terms hereof, Landlord may operate or sublease operation of the garage. In no event shall Landlord have any liability to Tenant or any of Tenant's employees, visitors, guests or invitees by reason of any damages suffered by any such parties in connection with their use of the Building parking garage and surface parking.

         Section 7.02. Parking Information. Tenant shall provide to Landlord, within five (5) days of written request by Landlord, license numbers and other information requested for all Tenant's vehicles parking in the Building parking garage, and shall notify Landlord immediately of any change in such information. Landlord and Tenant hereby agree that: (i) all vehicles operated by Tenant, its employees and/or other occupants of the Premises, up to the number permitted in
Section 7.01 hereinabove, shall only be parked in the Building parking garage;
(ii) all vehicles
operated by Tenant's guests or invitees shall only be parked in marked spaces in the visitor parking area for the Building; and (iii) Landlord shall have the right to remove any vehicles not parked in accordance with the foregoing at the vehicle owner's expense. Landlord shall have the right to charge for visitor parking, and in such case Landlord shall give Tenant the right to validate its visitor parking at no charge to Tenant (except necessary equipment i.e. stamp, etc. needed to validate such parking tickets).

                        ARTICLE 8 - INSURANCE; INDEMNITY

         Section 8.01. Landlord Insurance. Landlord shall insure the Project and shall maintain liability and other insurance in such amounts and with such deductibles as desired by Landlord or as may be required by Landlord's mortgagee. Such insurance shall be an "Operating Expense" as defined in Section
3.04 hereof. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee and/or property manager.

         Section 8.02. Tenant Insurance. Tenant shall, at Tenant's expense, fully insure (i) its personal property, including removable trade fixtures, located in the Premises, (ii) any non-building standard leasehold improvements located within the Premises installed after the commencement of this Lease, and
(iii) all additions and improvements made by Tenant after the commencement of this Lease to the Premises, against fire and other casualty. Furthermore, Tenant shall, at Tenant's expense, maintain comprehensive general liability insurance insuring Landlord and Landlord's agent and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including contractual liability insurance, with insurance companies approved by Landlord and with limits of liability of at least $1,000,000 with respect to death of or injuries to one or more persons in any one occurrence, and at least $500,000 with respect to loss of or damage to property in any one occurrence. Tenant shall cause Landlord to be named as an additional insured under such policies and shall, not less than twenty (20) days prior to (a) the Commencement Date, and (b) the expiration of then existing policies, furnish Landlord and Landlord's agent with certificates of insurance with loss payable clauses satisfactory to Landlord. All such policies shall contain an endorsement that such policies cannot be canceled or amended except after fifteen (15) days (ten (10) days for non-payment of premium) prior written notice to Landlord. Tenant may carry such insurance under a blanket policy, provided such insurance has a Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain any or all of said insurance, Landlord may, but shall not be required to, procure and maintain same, at the expense of Tenant, and any sums so expended by Landlord shall immediately become a part of the Rent owing under this Lease and shall be paid to Landlord upon demand.

         Section 8.03. Legal Use and Violation of Insurance Coverage. Tenant shall not occupy or use or permit any portion of the Premises to be occupied or used or permit anything to be done, which would in any way increase the rate of fire insurance coverage on said Building, or the Project or their contents. In addition to Landlord's other rights and remedies, in the event of a breach by Tenant under this Section 8.03, Tenant shall reimburse Landlord upon demand for any increased insurance premiums resulting from such breach. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the leasehold improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises. In addition, in the event of a breach by Tenant under this Section 8.03, without notice or demand, Landlord may enter upon the Premises and attempt to remedy such condition, in which event Landlord shall not be Liable for any damage or injury caused to Tenant or others located on the Premises, resulting from such entry.

         Section 8.04. Waiver of Subrogation. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises, the Building or the Project, and (b) such party is then covered (or is required under this Lease to be covered) in whole or in part by fire and extended coverage insurance with respect to such loss, cost, damage or expanse, then the party so insured hereby releases the other party (and, as to Tenant, releases Landlord's agents, officers and employees) from any liability it may have on account of such loss, cost, damage or expense to the extent of any amounts recovered by reason of such insurance (or which would have been recoverable if such insurance had been maintained as required under this Lease) regardless of cause of origin, including negligence of the indemnified party or any of such party's agents, officers or employees, and such party hereby waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers. In the event that any applicable laws shall now be in force or hereafter be enacted which would prevent such waiver, or in the event either party shall be unable to secure at commercially reasonable rates the insurance referred to herein by reason of this provision and such waiver is no longer being required of comparable tenants in other Class A developments in the City of Houston, then, in that event only, the denial of the right of subrogation herein provided shall be deemed waived by Landlord and Tenant. Landlord and Tenant each agree to immediately notify the other of any failure to obtain or maintain the endorsements required by this Section 8.04. Landlord and Tenant shall use their respective best efforts to obtain endorsements recognizing these release and waiver of subrogation provisions from their respective insurance carriers and shall immediately notify the other of any failure to obtain or maintain such endorsements.

         Section 8.05. Indemnity. Tenant hereby covenants and agrees to indemnify, defend and save harmless Landlord and its affiliated companies and their agents, servants, directors, officers, and employees (collectively referred to as "Indemnitees") from and against any and all liabilities, losses, expenses, damages, claims, suits, costs and causes of action of any kind whatsoever arising or alleged to arise in whole or in part by or from (i) any act, omission or negligence on the part of Tenant, Tenant's contractors, subcontractors, licensees, invitees, agents, servants, employees or any person or persons on the Premises by reason of Tenant's operations, use or occupancy of the Premises, (ii) any breach, violation, or nonperformance of any covenant of Tenant under this Lease, or (iii) any accident, injury, death or damage whatsoever and howsoever caused to any person, or any property, occurring in, on or about the Premises regardless of whether or not such liabilities, damages, claims, suits, costs, accidents, injuries or deaths are caused by or attributed to the negligence of any Indemnitees; provided, however, the foregoing indemnity shall not include or cover any such liabilities, damages, claims, suits, costs, accidents, injuries or deaths to the extent that such are found by final judgment of a court of competent jurisdiction to have been caused by or attributed to the gross negligence or willful misconduct of any Indemnitees. This indemnity and hold harmless agreement shall include, without limitation, indemnity of Landlord by Tenant against all costs, expenses, attorney's fees and liabilities incurred on or in connection with any such claim or proceeding brought thereon, and the investigation and defense thereof. Tenant's obligations under this Section 8.05 shall not be limited to the limits or coverage of insurance maintained or required to be maintained by Tenant under this Lease.

Landlord hereby covenants and agrees to indemnify, defend and save harmless Tenant and its affiliated companies and his agents, servants, directors, officers, and employees (collectively referred to as "Indemnitees") from and against any and all liabilities, losses, expenses, damages, claims, suits, costs and causes of action of any kind whatsoever found by a court of competent and final jurisdiction to have been caused by the gross negligence or willful misconduct on the part of Landlord, Landlord's contractors, subcontractors, agents, or employees; provided, however, the foregoing indemnity shall not include or cover any such liabilities, damages, claims, suits, costs, accidents, injuries or deaths which are caused by or attributed to, in whole or in part, to the negligence or willful misconduct of any Indemnitees. This indemnity and hold harmless agreement shall include, without limitation, indemnity of Tenant by Landlord against all costs, expenses, attorney's fees and liabilities incurred on or in connection with any such claim or proceeding brought thereon, and the investigation and defense thereof.

               ARTICLE 9 - FIRE AND OTHER CASUALTY; CONDEMNATION

         Section 9.01.  Casualty.

         A. If the Premises, Building, or Project, or any portion of the same, shall be damaged by fire or other casualty covered by the insurance carried by Landlord hereunder and the cost of repairing such damage shall not be greater than 10% of the then full replacement cost thereof, then, subject to the following provisions of this Article, Landlord shall repair the Premises, Building and/or Project. If the Premises, Building or Project, or any portion of the same, shall be damaged (a) by fire or other casualty not covered by insurance carried by Landlord hereunder, (b) by fire or other casualty covered by insurance carried by Landlord hereunder and Landlord's mortgagee requires that such insurance proceeds be used to retire the mortgage debt, or (c) to an extent greater than 10% of the then full replacement cost thereof, then Landlord shall have the right (by giving Tenant written notice thereof at any time within sixty (60) days after the occurrence of such damage) to elect to either (i) repair or reconstruct the damaged Premises, Building, or Project to substantially the same condition as immediately prior to such fire or other casualty, or (ii) terminate this Lease. In addition to the other rights granted to Landlord in this Section 9.01, in the event of any fire or other casualty loss which results in the Premises being untenantable for a period, reasonably estimated by a responsible contractor selected by Landlord to be one hundred eighty (180) days or longer after the date of such fire or other casualty, Landlord shall so notify Tenant promptly in writing and then either Landlord or Tenant may cancel this Lease by delivering written notice thereof to the other party. Landlord shall give to Tenant, within sixty (60) days after Landlord learns of such fire or casualty, written notice of whether or not Landlord is electing to terminate this Lease pursuant to the forgoing provisions of this
Section 9.01. If Landlord does not so terminate this Lease, then such written notice shall also state whether Tenant has the right to terminate this Lease pursuant to the forgoing provisions of this Section 9.01, and if so, Tenant must exercise such right of termination, if at all, by giving written notice thereof within not more than thirty (30) days after said written notice from Landlord to Tenant.

         B. Should Landlord elect to repair the damage, Landlord shall not be required to repair or replace any furniture, furnishings, or other personal property which Tenant may be entitled to remove from the Premises or any property constructed or installed by Tenant or any installation or improvement to the Premises in excess of building standard, unless or until Tenant has provided Landlord with the proceeds of the casualty insurance required to be maintained by Tenant on non-building standard leasehold improvements pursuant to
Section 8.02 installed after commencement of this Lease and in the amount sufficient to make such repairs. It is agreed that Landlord's casualty insurance shall cover the initial improvements constructed by Landlord at commencement of Lease. In any of the aforesaid circumstances, Base Monthly Rent shall abate proportionately during the period and to the extent that the Premises are unfit for use by Tenant in the ordinary conduct of its business. If Landlord has elected to repair and restore the Premises, this Lease shall continue in full force and effect and such repairs and restoration shall be made within a reasonable tine thereafter, but not less than 180 days after any such casualty, subject to delays arising from the shortages of labor or material, acts of God, or other conditions beyond Landlord's reasonable control. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid unaccrued Base Monthly Rent, if any, less any sums then owing to Landlord by Tenant, or Tenant shall pay all Base Monthly Rent and other sums owed to Landlord up to the date of such termination, as the case may be. If Landlord has elected to repair and reconstruct the Premises and the Building, then, at Landlord's option, the Term may be extended by a period of time equal to the period of such repair and reconstruction, at the rental rate required under the Lease for the repair period. Other than such rental abatement, no damages, compensation or claims shall be payable by Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and reconstruction. If the damage results from the negligence or willful misconduct of Tenant, its agents employees, licensees or invitees, Tenant shall not be entitled to any abatement or reduction of any Base Monthly Rent or other sums due hereunder, to the extent such rent owed hereunder is not covered by Landlord's insurance, and such damage shall be repaired by Tenant, or at Landlord's option by Landlord, at Tenant's expense (except to the extent covered by Landlord's insurance in which event this provision shall be subject to the provisions of Section 8.04).

         Section 9.02. End of Term Casualty. Notwithstanding anything to the contrary in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises, Building, or the Project when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term or any extension thereof and Tenant shall have the right to terminate this Lease immediately by written notice to Landlord should Landlord not be able to repair, reconstruct or restore the Premises within thirty (30) days or Landlord elects not to repair, reconstruct or restore the Premises.

         Section 9.03. Condemnation. If all or substantially all of the Premises, Building or Project shall be taken through condemnation or eminent domain, then this Lease shall terminate as of the date possession is taken by said public or quasi-public authority. If only a portion of the Premises, Building or Project is taken through condemnation or eminent domain, then Landlord shall have the option (by giving Tenant written notice of termination) to terminate this Lease as of the date when physical possession is taken by the condemning authority. If this Lease is not terminated upon any such taking, the Rent payable hereunder shall be abated in proportion to the portion of the Premises which Is rendered untenable by such condemnation, and Landlord shall, to the extent Landlord deems feasible, restore the

Premises to substantially its former condition, but Landlord shall not in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon taking of any part or all of the Project, the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to, and expressly assigns all claims, rights and interests to, any such compensation to Landlord. In the event of any condemnation or taking of the Leased Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired term of the Lease and all Leasehold Improvements and Tenant may not assert a claim for a condemnation award therefor; provided, however, Tenant may pursue a separate attempt to recover an award or compensation against or from the condemning authority for (i) the value of any fixtures, furniture, furnishings, Tenant's additional leasehold improvements, other personal property which were condemned but which under the terms of this Lease Tenant is permitted to remove at the end of the term of this Lease (if any), (ii) the unamortized cost of Tenant's additional leasehold improvements, which are not so removable by Tenant at the end of the term of this Lease but which were installed solely at Tenant's expense, (iii) relocation and moving expenses, and (iv) compensation for loss to Tenant's business; provided that Tenant's pursuit of such claim or award given as a result thereof, does not delay the delivery of or amount of award to Landlord. Sale in lieu of condemnation to an authority having and asserting the power of eminent domain shall be a taking for purposes of this Lease. Tenant may additionally pursue a separate legal remedy for loss of economic value of the lease, so long as such award to Tenant does not diminish the Landlord's damages awarded to Landlord by the condemning authority.

                   ARTICLE 10 - SUBORDINATION AND ATTORNMENT

         Section 10.01. Subordination. Tenant hereby accepts this Lease and the Premises subject and subordinate to the liens of any and all mortgages, deeds of trust, and security agreements now or hereafter encumbering or affecting the Project, or any interest of Landlord therein, or the contents of the Building, and to any advances made, or to be made pursuant to said Liens, and to all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgages, deeds of trust and/or security agreements. This clause shall be self-operative and no further instrument of subordination on the part of Tenant need be required by any owner or holder of such mortgage, deed of trust or security agreement; provided, however, that at the option of any such mortgagee, this Lease shall be superior to the mortgage of such mortgagor. This Lease is further accepted subject and subordinate to (a) all applicable ordinances of the city in which the Building is located relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Building or Project and (b) all easements, restrictive covenants, encumbrances and other agreements now or hereafter existing and pertaining to the Project. Any person or entity, whether one or more, that owns or holds such mortgages or deeds of trust, net profit, partnership venture or equity interest in the Project shall hereinafter be referred to as "Landlord's Mortgagee". Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such consent or further instruments evidencing such subordination of this Lease to the liens of any such mortgages or deeds of trust as may be required by Landlord from time to time. In connection with any such subordinations, Tenant hereby stipulates that it shall be reasonable for Landlord to request that the following agreements be made if requested by Landlord's Mortgagee:

         (w) That this Lease will not be modified, altered or amended in any way without the prior written consent of each Landlord's Mortgagee of which Tenant is aware;

         (x) That Landlord and Tenant will not, without the prior written consent of each Landlord's Mortgagee of which Tenant is aware, agree to a cancellation of this Lease, nor will Tenant surrender its rights hereunder to Landlord (except in instances wherein the right to do so has been expressly granted to Tenant under the other terms and provisions of this Lease);

         (y) That in the event Landlord's Mortgagee acquires the interest of Landlord (whether through foreclosure, deed in lieu of foreclosure, or otherwise), Landlord's Mortgagee shall not be liable for any act or omission of any prior landlord, nor shall Landlord's Mortgagee be subject to any offsets or defenses which Tenant might have against any prior landlord, nor shall Landlord's Mortgagee be obligated to cure any default of any prior Landlord which occurred prior to the time that Landlord's Mortgagee acquired the interest of the Landlord in this Lease;

         (z) That Tenant will not prepay and Landlord will not accept prepayment of any installment or payment of Rent more than thirty (30) days in advance of the due date thereof.

In the event that Tenant should fail or refuse to sign any instruments evidencing the subordination of this Lease as contemplated by this Section 10.01 within fifteen (15) days following written requests by Landlord submitting one or more counterparts thereof to Tenant, then Landlord shall have authority as Tenant's attorney-in-fact for such limited purpose to execute such instruments, it being stipulated by Landlord and Tenant that such power of attorney is coupled with an interest in Landlord and is, accordingly, irrevocable.

In the event Tenant fails to execute and deliver the estoppel certificate within fifteen (15) business days after receipt of same, Landlord shall have the right (and Tenant hereby empowers Landlord) to execute and deliver such certificate to and on behalf of Tenant, and as the binding act of Tenant; provided, such certificate only shall bind Tenant to the extent the information contained in it is true and correct.

Landlord will use reasonable efforts to cause the current mortgagee to provide Tenant a non-disturbance agreement within 30 days of commencement of this Lease. The subordination by Tenant contained herein shall only be effective upon receipt of a Non-Disturbance and Attornment Agreement from any existing or future mortgagee during the initial term.

         Section 10.02. Notice to Landlord's Mortgagee. Upon designation by Landlord of the name and address of Landlord's Mortgagee, Tenant shall furnish such Landlord's Mortgagee with written notice of any default or breach by Landlord at least sixty (60) days prior to the exercise by Tenant of any rights and/or remedies which Tenant may have hereunder arising out of the holder thereof, such default or breach. Any such Landlord's Mortgagee shall have the option, but not the obligation, to cure any defaults or breaches by Landlord under this Lease within such sixty (60) day period, or within such additional period of time as may be reasonably required by Landlord's Mortgagee in order to complete such cure with the exercise of due diligence.

         Section 10.03. Attornment. If any mortgage, deed of trust or security agreement is enforced by the holder thereof, Tenant shall, upon demand, attorn to the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment; provided, however, that if this Lease was approved and accepted in writing by such mortgagee, trustee or secured party, Tenant's attornment shall be conditioned upon the agreement by such successor to Landlord's interest not to disturb Tenant's possession hereunder during the Term so long as Tenant performs its obligations under this Lease. In the event of such enforcement and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be bound by (a) the payment of any Rent for more than one month in advance, or (b) any amendments or modifications of this Lease made without the prior written consent of Landlord's Mortgagee.

         Section 10.04. Status Statement. Upon written request by Landlord, Tenant hereby agrees to deliver within five (5) ten (10) days after such request, a certificate to Landlord or to any proposed mortgagee or purchaser as designated by Landlord and in the form supplied, stating (if such be the case) that:

         (a) This Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, or if this Lease is not in full force and effect, the certificate shall so state;

         (b) The date of the commencement of the Lease Term and the termination date;

         (c)      The date to which the rent has been paid under this Lease

         (d) The amount of security deposit, if any, being held by Landlord;


         (e) Whether or not there exists any default by Tenant in payment of any rent or other sum of money under this Lease;

         (f) Whether or not there exists any default by Landlord or Tenant under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof; and

         (g) Any other information reasonably requested by Landlord or its mortgagee or purchaser.

         Section 10.05. Quiet Enjoyment. Tenant shall and may peaceably and quietly enjoy the Premises for the Term, subject to the aforesaid mortgages, deeds of trust and security agreements, all applicable laws and other governmental and legal requirements, all applicable easements, encumbrances and restrictive covenants, applicable insurance requirements and regulations, and the provisions of this Lease, whether now existing or hereafter arising.

                     ARTICLE 11 - ASSIGNMENT AND SUBLETTING

         Section 11.01. Assignment and Subletting by Tenant. Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Premises or any part thereof, or suffer any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Premises or any portion thereof, without the express prior written consent of Landlord (which may not be unreasonably withheld or denied by Landlord in its sole discretion). Any attempt to do any of the foregoing without such written consent shall, at the option of Landlord, be null and void and of no effect, and shall further constitute a material default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request Landlord may, in its sole discretion,
(a) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant, or mortgagee, or (b) elect to terminate this Lease with respect to the Premises or any portion thereof to be affected by such assignment, sublease or other event specified above, or (c) refuse to consent to Tenant's proposed assignment or sublease and continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing within said sixty (60) day period, Landlord shall be deemed to have elected option (c) above. In no event may Tenant assign this Lease or sublease the Premises or any portion thereof to any party whose operations in the Project would not be in keeping with the provisions of this Lease, or would detract from the operations of other tenants in the Project. In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto. No assignment shall be effective unless the assignee has assumed in said instrument all the obligations of Tenant hereunder and to be personally bound by all of the covenants, terms and conditions hereof on the part of Tenant to be performed or observed hereunder. Notwithstanding anything in this Section 11.01 to the contrary, Tenant shall have the right during the lease term to (a) assign and transfer this Lease to another entity to which Tenant has sold substantially all of its assets, or (b) to merge or consolidate with another entity with the result that the merged or consolidated entity shall have substantially all of the assets of Tenant (hereinafter referred to as a "Permitted Assignee"), provided that: (1) Tenant shall not at the time to such assignment be in default under any of the terms, covenants and conditions of this Lease, (2) such assignee or merged entity shall have a net worth equal to or greater than the net worth of Tenant as of the Commencement Date of Lease (and, in the event of an assignee other that a merged entity, such assignee shall be required to satisfy such net worth test both immediately before and after the date of assignment), (3) such assignee or merged entity shall agree in writing to perform all of Tenant's unperformed terms, covenants and conditions of this Lease, (4) Tenant shall at all times remain primarily obligated for the performance of all of the terms, covenants and conditions of this Lease, and (5) Tenant shall give Landlord ten (10) business days prior written notice of such assignment to a Permitted Assignee and Landlord has been provided with satisfactory financial statements which confirm the Permitted Assignee's net worth as being equal to or greater than Tenant's net worth; subject to the foregoing conditions, a permitted assignment and transfer to a Permitted Assignee may also be implemented by means of a transfer of a majority of the Tenant's voting capital stock (as the Permitted Assignee) shall guarantee the performance of Tenant of all the terms, covenants and conditions of this Lease and shall provide to Landlord, prior to the effective date of such purchase, an executed guaranty in a form reasonably required by Landlord; however, (i) such a guaranty shall not be required in the event that following such purchase Tenant shall have a net worth at least equal to the net worth of Tenant as of the Commencement Date of

Lease (provided that such net worth test must be satisfied both immediately before and after the date of purchase of Tenant's voting capital stock), and
(ii) the Permitted Assignee has otherwise conformed with the requirement set forth in this Section 11.01. Within twenty (20) days after the effective date of any such assignment of transfer, Tenant shall provide Landlord with a copy of the fully executed and dated assignment, merger or consolidation documents.

         Section 11.02.  Corporate Conditions.

         Section 11.03. Continued Liability. Tenant shall, in the event of any assignment or sublease (permitted or otherwise), remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person.

         Section 11.04. Consent. Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection or acceptance of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder. In any case where Landlord consents to such assignment, sublease or other transaction proposed by Tenant, Landlord may require that Tenant pay Landlord's reasonable attorneys' fees and costs arising out of such transaction.

         Section 11.05. Proceeds. Fifty percent (50%) of all cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the Rent called for hereunder.

         Section 11.06. Assignment by Landlord. Landlord may transfer and assign its rights under this Lease for any purpose (including, without limitation, as collateral security for a loan to the Landlord), and in the event of any such assignment by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be canceled. The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to, mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. In the event of any transfer or transfers of such interest, except a transfer by way of security, the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from all liability of any kind as respects the performance of any covenants or agreements on the part of the Landlord contained in this Lease to be performed after the date of such transfer; provided that any funds in the hands of the Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be turned over to the transferee and the transferee shall be deemed to have assumed, subject to the limitations of this Section, all of the covenants, agreements and conditions in this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and agreements contained in this Lease on the part of Landlord (subject only as aforesaid) shall be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

                       ARTICLE 12 - DEFAULT AND REMEDIES

         Section 12.01. Defaults by Tenant. The occurrence of any one or more of the following events shall constitute an event of default and breach of this Lease by Tenant:

         (a) The failure by Tenant to make any payment of Base Monthly Rent, Additional Rent, or any other payment of Rent or other monies required to be made by Tenant to Landlord hereunder, as and when due, if such failure continues for a period of five
                  (5) days after Landlord's giving of written notice that such amount is overdue; provided further, however, that once Landlord has given to Tenant two (2) such notices during any twelve month period during the term of this Lease for any one or more tines that any payments are not made when due hereunder, Landlord shall not be required to give further notice or any notice at all with respect to subsequent monetary defaults, and the failure or refusal by Tenant to timely make any payment thereafter due hereunder during the remainder of said calendar year shall immediately constitute an event of default entitling Landlord to pursue its remedies without notice or demand.

         (b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in
                  Section 12.01(a) above, where such failure is not cured as soon as reasonably practicable and in any event within thirty
                  (30) days after written notice thereof by Landlord to Tenant.

         (c) The Leased Premises are deserted, vacated, or not used, for a period of thirty (30) consecutive days, and Tenant has failed to make that portion of the Leased Premises which are visible from the Common Areas appear occupied by having such visible areas of the Leased Premises illuminated during business hours and/or Tenant has failed to keep such portion of the Leased Premises appear occupied with a reasonable and sufficient amount of office furniture and such shall constitute a default even though Tenant has continued to pay the stipulated monthly rent.

         (d) The making by Tenant of a general assignment for the benefit of creditors, or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days thereafter); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

         Section 12.02. Landlord's Remedies. Upon the occurrence of any event of default specified in Section 12.01, Landlord may, at Landlord's option, in addition to any other remedy or right given hereunder or by law or equity do any one or more of the following:

         (a) Terminate this Lease ("Lease Termination") by written notice to Tenant, in which event, Tenant shall immediately surrender possession of the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Premises and expel or remove Tenant and any other person occupying the Premises, or any part thereof, by master key or any peaceful means or by other means available under applicable law, including, without limitation, an action for forcible detainer, without being liable for prosecution or any claim of constructive eviction or for damages of any kind. In the case of Lease Termination, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, in addition to the amounts required to be paid by Tenant under Section 12.03, the sum of
                  (i) all Rent and other indebtedness accrued to the date of such termination (plus interest thereon at the Maximum Lawful
                  Rate), (ii) the cost of recovering the Premises (including attorneys' fees and costs of suit), (iii) any other sum of money and damages owed by Tenant to Landlord, and (iv) an amount equal to the then present value (discounted at the rate of eight percent (8%) per annum) of the Rent reserved hereunder for the remaining portion of the Term of the Lease (had such Term not been terminated by Landlord prior to the date of expiration stated in Section 2.01) less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period; because of the difficulty of ascertaining the fair market rental value of the Premises and the costs and time associated with reletting the Premises.

         (b) Enter upon and take possession of the Premises without terminating the Lease ("Termination of Possession"), in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Premises and expel or remove Tenant and any other person occupying the Premises, or any part thereof, by master key or any peaceful means or by other means available under applicable law, including, without limitation, an action for forcible detainer, without being liable for prosecution or any claim of constructive eviction or for damages of any kind. In the case of Termination of Possession, such reentry shall not release Tenant, in whole or in part, from Tenant's obligations hereunder, and Tenant shall be liable for and shall pay to Landlord upon demand made from time to time, in addition to the amounts required to be paid by Tenant under Section 12.03, the sum of (i) all Rent and other indebtedness accrued to the date of such repossession together with interest thereon at the Maximum Lawful Rate), plus (ii) Rent and other sums required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the date of expiration of the Term as stated Section 2.01, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 12.03). In no event shall Tenant be entitled to any excess of any Rent obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due Landlord by Tenant as provided in this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease. If Landlord elects to terminate Tenant's right of possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease by written notice to Tenant whereupon the forgoing provisions with respect to Lease Termination will thereafter apply. Upon any Termination of Possession, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the Term, rental concessions, alterations and repair of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such attention be given to Tenant by Landlord. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         (c) Enter upon the Premises by use of a master key or other peaceable means and change, alter, and/or modify the door locks on all entry doors of the Premises, thereby excluding Tenant, and its agents, employees, representatives and invitees therefrom without being liable for prosecution or any claim of constructive eviction or for damages of any kind, and such re-entry shall not release Tenant, in whole or in part, from Tenant's obligations under this Lease. In the event of Lease Termination or Termination of Possession, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by Tenant; provided, however, at Landlord's option, during Landlord's normal business hours and at the convenience of Landlord, and upon receipt of written request from Tenant accompanied by such written waivers and releases for damage to Tenant's property and business as Landlord may require, Landlord may either (i) escort Tenant to the Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's liens described in
                  Article 13 below, or (ii) obtain a list from Tenant of any personal property not covered by said Landlord's liens, whereupon Landlord shall remove such property and make the same available to Tenant at a time and place designated by Landlord; however, no such property shall be removed from the Premises until such time as Tenant furnishes to Landlord documentary evidence satisfactory to Landlord that such property is not subject to said Landlord's liens. Also, Tenant shall pay to Landlord, in cash in advance, all costs and expenses estimated by Landlord to be incurred in removing such property and making it available to Tenant and all moving and/or storage charges theretofore actually incurred by Landlord with respect to such property. If Landlord elects to exclude Tenant from the Premises without permanently repossessing the Premises or terminating this Lease, then Landlord shall not be obligated to provide Tenant a key to reenter the Premises until such time as all delinquent Rent and other amounts due under this Lease have been paid in full and all other defaults, if any, have been completely cured to Landlord's satisfaction (if such cure occurs prior to any actual Lease Termination or Termination of Possession), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this Lease.

         (d) Enter upon the Premises, without terminating this Lease, by master key or other peaceful means or by other means available under the law, without being liable for prosecution or any claim for constructive eviction or for damages of any kind, and Landlord may take such action and do whatever Tenant is obligated to do but has failed to do under the terms of this Lease; and Tenant agrees to pay Landlord, on demand, as additional Rent, an amount equal to all expenses which Landlord may have incurred in thus effecting compliance with Tenant's obligations under this Lease (including reasonable attorneys' fees and court costs). Landlord shall not be liable for any damages suffered by Tenant from such action whether caused by negligence of Landlord or otherwise.

         Section 12.03. Landlord's Damages and Indemnification by Tenant. In addition to Tenant's liability to pay all Rent and other sums called for in this Lease in accordance with Section 12.02 above, the loss or damage that Landlord may suffer (and for which Tenant shall be liable) by reason of termination of this Lease and/or by reason of termination of Tenant's possession of the Premises as provided for above shall include (but is not limited to) all court costs, the expenses of repossession, storage costs and any repairs to the Premises and, in the event Landlord relets the Premises, the expenses of any remodeling undertaken by Landlord following possession, plus all expenses in reletting, including, without limitation, leasing commissions, advertising costs, buildout costs for new tenant(s), rental inducements, attorneys' fees and architectural fees. In any event, if an event of default occurs and Landlord takes possession of the Premises, Landlord may immediately remove all property from the Premises and store same or dispose of such property in such a manner as Landlord deems appropriate, without notice to and without any liability whatsoever to Tenant, or to any lienholders or lessors having an interest in same, and Tenant hereby indemnifies Landlord against any and all claims, losses, damages, costs and expenses of any kind or nature arising out of Landlord's removal of and/or disposition of such property.

         Section 12.04. Controlling Provision. The provisions of this Article 12 shall control over any conflicting provisions of the Texas Property Code or any successor statute governing the right of landlords to change the door locks of commercial tenants and the right of landlords to remove, store and/or dispose of property of tenants.

         Section 12.05. Election of Remedies. No re-entry or taking possession of the Premises by Landlord, no reletting of the Premises, in whole or in part, and no remodeling or alterations of any kind to the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless an express written notice of such termination be given to Tenant. Notwithstanding any such reletting or reentry to take possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Furthermore, no act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

         Section 12.06. Non-Waiver Provision. The pursuit of any remedy herein provided shall not constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants herein contained. Landlord's acceptance of Rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by Landlord shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         Section 12.07.  Bankruptcy or Insolvency of Tenant.

         A. If Tenant becomes a debtor under Chapter 7 of the federal Bankruptcy Code, 11 U.S.C. section 101 et seq. (the "Bankruptcy Code"), and Tenant's trustee or Tenant elects to assume this Lease for the purpose of assigning it, or otherwise, then that election and assignment may be made only if the provisions of subsections B and D of this Section 12.07 are satisfied. If Tenant or Tenant's trustee fails to elect to assume this Lease within sixty (60) days after an order for relief is entered by the court within that sixty (60) day period, then this Lease shall be deemed to have been rejected. Immediately after that rejection, Landlord may repossess the Premises without further obligation to Tenant or Tenant's trustee and this Lease shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages provided for under this Lease) in any such proceeding shall survive.

         B. If a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to a Chapter 11 case, then Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within one hundred twenty (120) days after an order for relief is entered against Tenant, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. If Tenant, Tenant's trustee or the debtor-in-possession fails to perform all of Tenant's obligations under this Lease within the time periods

(excluding grade periods) required for that performance, then no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, is effective unless each of the following conditions have been satisfied:

                  (i) Tenant's trustee or the debtor-in-possession cures all defaults under the Lease, or provides Landlord with Assurance (as defined below) that it will cure (y) all defaults that can be cured by the payment of money within ten (10) days from the date of such assumption, and (z) all other defaults under this Lease that can be cured by the performance of the act needed to effect the cure promptly after the date of assumption;

                  (ii) Tenant's trustee or the debtor-in-possession compensates, or provides Landlord with Assurance that within ten (10) days from the date of such assumption it will compensate, Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor in possession;

                  (iii) Tenant's trustee or the debtor-in-possession provides Landlord with Assurance of the future performance of the obligations of Tenant under this Lease by Tenant's trustee or the debtor-in-possession, and if that Assurance has been provided, Tenant's trustee or the debtor-in-possession shall also deposit with Landlord, as security for the timely payment of all rent under this Lease, an amount equal to three (3) months of Base Monthly Rent plus an amount equal to three-twelfths (3/12) of Tenant's Pro Rata share of the Estimated Operating Expense Increase as set forth in Section 3.03 above. The obligations imposed on Tenant's trustee or the debtor-in-possession shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings; and

                  (iv) The assumption will not breach or cause a default under any provision of any mortgage, financing agreement or other agreement by which Landlord is bound relating to the Building, the Project or the Premises.

         For purposes of this Section 12.07, Landlord and Tenant acknowledge that "Assurance" means no less than Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there has been deposited with Landlord or the Bankruptcy Court has entered an order segregating, sufficient cash payable to Landlord, and/or Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above.

         C. If this Lease is assumed in accordance with subsection B above and thereafter Tenant is liquidated or files a petition for reorganization or adjustment of debts under Chapter 11 of the Bankruptcy Code, Landlord may, at Landlord's option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of Landlord's election so to terminate within thirty (30) days after the occurrence of either of such events.

         D. (a) If Tenant's trustee or the debtor-in-possession assumes this Lease pursuant to the terms and provisions of subsections A and B above for the purpose of assigning (or otherwise elects to assign) this Lease to an assignee, then this Lease may be so assigned only if the proposed assignee provides adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant, including, without limitation, the obligation to pay Base Monthly Rent, Additional Rent and any other Rent under this Lease. As used herein, "adequate assurance of future performance" means that no less than each of the following conditions has been satisfied:

                  (i) The proposed assignee has furnished Landlord with either
         (I) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease or
         (II) a guaranty, or guaranties, in form and substance satisfactory to Landlord from one or more persons with a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance of Tenant's obligations under this Lease;

                  (ii) Landlord has obtained from others required under any mortgage, financing arrangement, master agreement relating to the Premises, or other agreement by which Landlord is bound all consents or waivers necessary to permit Landlord to consent to the assignment, such that the assignment will not cause Landlord to be in default under any such other agreement;

                  (iii) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the proposed assignee) under this Lease; and

                  (iv) The proposed assignee and its guarantors have a demonstrated financial condition and operating performance similar or superior to that of Tenant at the date that Tenant became a tenant hereunder.

         (b) Any and all monies or other considerations payable or otherwise to be delivered in connection with the assignment referred to in this subparagraph
(D) shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

         (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall on demand execute and deliver to Landlord an instrument confirming the assumption.

         E. When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of the Premises, the charges shall not be less than the Base Monthly Rent, Additional Rent and all other Rent payable by Tenant under this Lease.

         F. Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord has consented to the transfer in writing. No acceptance by Landlord of Rent or any other payments from a trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord, nor shall it be deemed a waiver of Landlord's right to terminate this Lease for transfer of Tenant's interest under this Lease without such consent.

         G. Landlord and Tenant acknowledge, for themselves and for each of their successors or assigns, the importance of the tenant mix of the Premises, including their creditworthiness. In this regard, they acknowledge their intent to have the applicable provisions of Section 365 of the Bankruptcy Code, or any successor provisions, apply to this Lease.

         Section 12.08. Default by Landlord. Except as provided in Section 5.03, Landlord shall be in default under this Lease only if Landlord has failed, within thirty (30) days from the receipt by Landlord of written notice from Tenant of an alleged default by Landlord (specifying such default with reasonable detail), to begin and to pursue with reasonable diligence the cure of any alleged default of Landlord hereunder. Tenant agrees that, in addition the notice to Landlord, Tenant shall give Landlord's Mortgagee (of which Tenant has notice) written notice and a reasonable time to cure any default by Landlord prior to the exercise of any right or remedy of

Tenant. Unless or until Landlord or Landlord's Mortgagee fails to cure any default after the receipt of such written notice and the passage of such time, Tenant shall not have any remedy or cause of action by reason thereof. In the event of any default by Landlord hereunder, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon the Base Monthly Rent, Additional Rent or other Rent due to Landlord or the right to terminate this Lease). All obligations of Landlord hereunder shall be construed as covenants, not conditions, and all such obligations shall be binding upon Landlord only during the period of its ownership of the Building, and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner of the Building for the duration of such owner's ownership of the Building.

         Section 12.09. Liability of Landlord. Any provision of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal or corporate liability of any kind or character whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or any of Landlord's successors and assigns or any future owner of the Building for payment of any amounts under this Lease or for the performance of any obligations of Landlord under this Lease. The exclusive remedy of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Building, and in no event shall Landlord nor any of its shareholders, officers, directors, agents or employees be personally or corporately liable for any judgment or deficiency. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

                          ARTICLE 13 - LANDLORD'S LIEN

         Section 13.01.  Landlord's Lien and Security Interest.

         Section 13.02.  Security Agreement.

                         ARTICLE 14 - SECURITY DEPOSIT

         Section 14.01. Security Deposit. To secure the full and faithful performance by Tenant of the covenants, conditions and agreements set forth in this Lease to be performed by it, Tenant has simultaneous with the execution of this Lease delivered to Landlord on the date Tenant has executed this Lease the sum of $19,000.00 (the "Security Deposit") on the understanding: (a) that the Security Deposit, or any portion thereof may be applied by Landlord to the curing of any default by Tenant, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied, such that the Security Deposit by Landlord will be restored to its original amount; (b) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to Landlord's grantee or assignee and, if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all Liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee or assignee for such application or return; (c) that Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with other funds; (d) that Landlord shall not be liable for any interest on such sum, Tenant expressly waiving any right to interest thereon; and (e) that if Tenant shall faithfully perform all of the covenants and agreements in this Lease to be so performed by Tenant, the Security Deposit, or any then remaining balance shall be returned to Tenant, without interest, within thirty (30) days after the sixty-sixth (66th) month of the Lease, provided, that Tenant furnishes Landlord with written notice of Tenant's forwarding address, and provided further that Landlord shall have the right to retain and expend the Security Deposit for cleaning and repairing the Premises if Tenant fails to deliver the Premises at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit or any part thereof and Landlord shall not be bound by any such assignment or encumbrance.

                     ARTICLE 15 - ENVIRONMENTAL PROVISIONS

         Section 15.01. Covenants and Agreements. Tenant covenants and agrees from the date hereof and so long as this Lease shall remain in effect not to cause or permit the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, about, to, or from the Premises by Tenant, Tenant's agents, representatives, employees, contractors, guest or invitees. Notwithstanding the foregoing, Tenant hereby covenants and agrees to promptly remove from the Premises, as required by law, any Hazardous Materials discovered thereon, and to comply in all respects with all federal, state, and local governmental laws and regulations governing such removal, with title to all such Hazardous Materials to remain, and be stored or disposed of, in Tenant's name.

         As used herein, the term "Hazardous Materials" shall include, without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Material Law (defined below), the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste, materials or substances under any law relating to environmental conditions and industrial hygiene, including without limitation, the

Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, et seq., the Federal Water Pollution Act, 33 U.S.C. Section 7401, et seq, the Toxic Substances Control Act, 15 U.S.C.
Section 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, and all similar federal, state and local environmental statutes, ordinances, and the regulations, orders, decrees now or hereafter promulgated thereunder (collectively the "Hazardous Material Law"), excluded however, are common cleaning materials to the extent such are used, stored and handled in accordance with applicable environmental laws.

As a material Inducement to Landlord to execute and deliver this Lease. Tenant agrees that it will accept the Premises and leasehold improvements therein (other than the leasehold improvements to be constructed by the Landlord) in it AS IS condition, WITH ALL FAULTS; provided, however, no such acceptance by Tenant shall extend to latent defects. Tenant acknowledges that neither Landlord nor any of its purported representative or agents has made (and except as noted above Landlord hereby specifically disclaims any and all) representations and warranties of any kind or character as to the physical condition of the Premises and any non-standard equipment located in the Premises (other than the leasehold improvements to be constructed by the Landlord), either express or implied, including without limitation, warranties of fitness for any purposes or any particular use or commercial habitability. Tenant acknowledges that Landlord does not warrant that the Premises or the Building are free from asbestos or asbestos containing material or from any other hazardous materials or substances (as defined below). Tenant acknowledges that it has been provided a copy of a letter dated April 6, 1990, from Lay Su Associates, Inc. regarding environmental issues on the Project. Landlord indicates that there is an environmental engineering report on the Building which reports (the "Reports") reflect the existence of nominal amounts of asbestos in the Building which was removed in accordance with applicable governmental regulations. Tenant agrees that the existence of asbestos of the type and nature of that reflected in the Reports in its present form in the Building shall not constitute an eviction, actual or constructive, of Tenant or entitle Tenant to offset against its obligations hereunder; provided, however if subsequent to the date hereof (i) hazardous materials or substances of any kind are brought into the Building through no act or omission of Tenant, its agents, contractors or employees, or hazardous materials or substances are found to exist in the Building or (ii) the form of the asbestos existing in the Building as of the date hereof is changed though no act of Tenant, its agents, contractor or employees, such that, in either case, the same are of the nature and quantity that they constitute a present threat to the health of Tenant's employees, as determined by or set forth in standards promulgated or adopted by the City of Houston, State of Texas or other health or governmental officials with jurisdiction over the same, or otherwise render the Leased Premises unusable in substantially the same manner as prior to the discovery of such hazardous material or substance, then the Rent due under this Lease shall abate commencing one (1) day after the date such materials are determined to constitute a present threat or the Premises have been rendered unusable to the extent and in the proportion that the Premises are unusable in substantially the same manner prior to the discovery until they are usable. Moreover, if Landlord is unable to remedy the same during the Environmental Cure Period (as hereinafter defined), Tenant shall have the right (in addition to its right to abate rent as described above), to terminate this Lease by providing written notice to Landlord to such effect within thirty (30) days after the expiration of the Environmental Cure Period. As used herein, the term "Environmental Cure Period" shall mean a period of sixty (60) days commencing on the date Landlord receives notice of such hazardous material or substance, or such longer period (not to exceed one hundred eighty (180) days as may be reasonably required to remedy such condition provided that Landlord commences such remedial efforts within said sixty (60) day period and thereafter diligently prosecutes the same to completion. Tenant and Landlord shall endeavor in good faith to provide Tenant temporary premises until the condition is corrected, if such interruption continues for five (5) consecutive days. In the event Tenant elects to move out without terminating this Lease, such cost to move out and to pay for temporary premises (to the extent reimbursable by Tenant's business interruption insurance) shall be paid by Tenant and to the extent such cost is not reimbursable, such cost shall be paid by Landlord provided Tenant does not terminate the Lease following the Environmental Cure Period.

         Section 15.02. Environmental Indemnification. Tenant agrees to exonerate, indemnify, pay and protect, defend (with counsel reasonably approved by Landlord), and save Landlord and the directors, officers, shareholders, employees, and agents of Landlord harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the Premises and Building), punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest, or losses, including reasonable attorneys' fees and expenses (including, without limitation, any such fees and expenses incurred in enforcing this Lease or collecting any sums due hereunder), consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") incurred during or after the Term of this Lease that arise directly or indirectly from or in connection with the presence, suspected presence, release, or suspected release of any Hazardous Materials in or into the air, soil, groundwater, or surface water within the Premises, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from the Premises. The indemnification provided in this Section shall specifically apply to and include claims or actions brought by or on behalf of employees of Tenant or Tenant's other Parties for whom Tenant has legal responsibility. ln the event Landlord shall suffer or incur any such Costs, Tenant shall pay to Landlord the total of all such Costs suffered or incurred by Landlord upon demand by Landlord. Without limiting the generality of the foregoing, the indemnification provided in this Section shall specifically cover Costs, including capital, operating, and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal, or restoration work required or performed by any federal, state, or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release, or suspected release of any Hazardous Materials in or into the air, soil, groundwater, or surface water within the Premises (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from the Premises and any claims of third parties for loss or damage due to such Hazardous Materials.

         Section 15.03. Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal, or other remedial work (collectively the "Remedial Work") is required under any applicable federal, state, or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreements affecting the Premises because of, or in connection with, any occurrence or event described in Sections 15.01 or 15.02 or elsewhere in this Article 15, Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order, or agreement. All Remedial Work shall be performed by one or more contractors, selected by Landlord and under the supervision of a consulting engineer, selected by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be Costs within the meaning of Section
15.02 above. All such Costs shall be due and payable upon demand therefor by Landlord.

         Section 15.04. Notice of Claims. Tenant shall give notice to Landlord of any claim, action, administrative proceeding (Including, without limitation, informal proceedings), or other demand by any governmental agency or other third party involving Costs or Remedial Work at the time such claim or other demand first becomes known to Tenant. Receipt of any such notice shall not be deemed to create any obligation on Landlord to defend or otherwise respond to any claim or demand.

         Section 15.05. Subrogation of Indemnity Rights. If Tenant fails to perform its obligations under this Article 15 and Landlord performs in its stead, Landlord shall be subrogated to any rights Tenant may have under any indemnifications from any


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

present, future, or former owner's, tenants, or other occupants or users of the Premises or any portion thereof), relating to the matters covered by this
Article 15.

         Section 15.06. Survival. The provisions of this Article 15 shall expressly survive the expiration of the Lease Term.


                              ARTICLE 16 - NOTICE

         Section 16.01. Notice. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, Return Receipt Requested and postage prepaid; if for Landlord, to the Building office, located at 7322 Southwest Freeway, Suite 110, Houston, Texas 77074; or, if for Tenant, to the Premises as defined below. Such addresses may be changed from time to time by either party giving not less than ten (10) days prior notice as provided above. Notice shall be deemed given when delivered (if delivered by hand) or when postmarked (if sent by mail).

At the commencement of this Lease, operational Notices to Tenant shall be sent to:

                  Name:             CardMember Publishing Corporation
                  Address:          7324 Southwest Freeway, Suite 2000
                  City & State:     Houston, TX  77074
                  Attn:             Houston Office Manager

         All Default and or Estoppel notices shall be sent to:

COPY TO:          Name:             CardMember Publishing Corporation
                  Address:          680 Washington Blvd.
                  City & State:     Stamford, CT  06901
                  Attn:             Steven H.  Levenherz, Senior Vice President
                  Telephone:        (203) 324-7635 Fax:  (203) 969-0812


                           ARTICLE 17 - MISCELLANEOUS

         Section 17.01. Financial Statements. Upon written request by Landlord in cases of refinance of the Building Mortgage or other cases where required by Landlord's mortgage or bank. Tenant shall deliver to Landlord current financial statements, including, without limitation, balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, and operating statements with respect to the


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

business of Tenant, all of which shall, at the request of Landlord, be certified by a corporate officer.

         Section 17.02. Corporate Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation was authorized to do so. Upon execution of this Lease, Tenant shall furnish Landlord with a current Certificate of Existence and Good Standing issued by the applicable State of Tenant's incorporation together with a certified copy of a corporate resolution authorizing the execution of this Lease and authorizing the named officer(s) executing this Lease to so execute this Lease on behalf of Tenant.

         Section 17.03. Use of Name. Tenant shall not, except to designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark "Arena Tower" or any similar name for any purpose whatsoever, and in no event shall Tenant acquire any rights in or to such name.

         Section 17.04. Rules and Regulations. Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth In Exhibit "E" hereto, and shall abide by and conform to such further rules and regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof.

         Section 17.05. Inability to Perform. If, by reason of inability to obtain and utilize labor, materials, equipment, or supplies, or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency, or by reason of any laws, rules, orders, regulations, action, non-action, or requirements of any governmental authority now or hereafter in force, or by reason of strikes or riots, or by reason of accidents in, damage to, or the making of repairs, replacements, or improvements to the Building, the Building parking garage or the Premises, or any of the equipment of either, or by the reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any obligation hereunder, then this Lease and the obligation of Tenant to pay the Base Monthly Rent or Additional Rent and to perform and comply with all of the other covenants and agreements hereunder shall in no way be affected or impaired, except as provided for in Section 5.03 Service Interruption, and such nonperformance or delay in performance by Landlord shall not constitute a breach or default by Landlord under this Lease nor give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise. Landlord shall exercise reasonable diligence in undertaking to remedy such inability to perform or delay in performance with all reasonable dispatch, but shall not be required to adjust a labor dispute against its will.

         Section 17.06. Broker. Tenant and Landlord both warrant and represent that each has had no dealings with any third party real estate broker or agent in connection with the negotiation of this Lease, excepting only Arena Tower Management Corporation and CB Commercial Real Estate Group, Inc., and that it knows of no other third party real estate broker(s) or agent(s) who is (are) or might be entitled to a commission in connection with this Lease. Tenant and Landlord each agree to indemnify and hold harmless the other from and against any liability or claim (including the costs of defending against and investigating such claims) arising in respect to any broker(s) not named herein who is (are) claiming by, through or under the indemnifying party. Tenant may, at Tenant's option, elect to compensate such named broker and in such event, Landlord shall be relieved of any liability whatsoever for payment of any and all brokers' compensation; otherwise, Landlord shall negotiate with and, if applicable, compensate such broker. In the event Tenant fails to occupy the Premises or fails to commence payment of Rent or fails to pay any Base Monthly Rent, Additional Rent or any other Rent under the terms of the Lease or otherwise defaults under the Lease, Tenant shall reimburse Landlord an amount equal to all brokerage commissions paid by Landlord by virtue of execution of this Lease and/or pursuant to any commission agreement executed by and between broker and Landlord. All sums which become payable by Tenant to Landlord hereunder shall be deemed Rent for purposes of this Lease.

         Section 17.07. Time of Essence. Time is of the essence in this Lease and in each and all of its provisions.

         Section 17.08. Memorandum of Lease. Without the prior written consent of Landlord (which may be granted or withheld in Landlord's sole discretion), Tenant shall not record this Lease or a memorandum or other instrument with respect to this Lease. Upon the date of execution of this Lease, or at any time thereafter, and at the request of Landlord, Tenant and Landlord shall execute a memorandum in recordable form setting forth the material terms and conditions of this Lease.

         Section 17.09. Severability. If any term or provision of this Lease shall, to any extent, be held invalid, void, illegal, or unenforceable by a final judgment of a court of competent jurisdiction, the remaining provisions of this Lease and application thereof to other persons shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 17.10. Parties and Successors. Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and permitted assigns and/or sublessees of the parties hereto.

         Section 17.11. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Texas. All monetary and other obligations of Landlord and Tenant hereunder are performable in Harris County, Texas, and venue for any action concerning this Lease shall lie in Harris County, Texas.

         Section 17.12. Number; Gender; Captions; References; Headings. Pronouns, where used herein, of whatever gender, shall include natural persons, corporations, and associations of every kind and character, and the singular shall include the plural and vice versa where and as often as may be appropriate. Article and section headings under this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease. The Table of Contents and the descriptive headings of this Lease are inserted for convenience in reference only and do not in any way limit or amplify the terms and provisions of this Lease. Exhibits to this Lease arc incorporated within its terms and provisions by this reference for all purposes.

         Section 17.13. Renewal. Should this Lease be extended renewed by written agreement of the parties, (Tenant having no such rights or option to extend or renew this Lease unless otherwise expressly set forth elsewhere in this Lease), any such renewal, at Landlord's request and at Landlord's option, shall be documented on Landlord's standard lease form being used by Landlord for leases in the Building at that time.

         Section 17.14. Attorney's Fees. If on account of any breach or default by either party hereunder it shall become necessary for the other party hereto to employ an attorney to enforce or defend any of said parties' rights or remedies hereunder, then the non-performing party shall reimburse the other party for its reasonable attorneys' fees and costs incurred by reason of such breach or default.

         Section 17.15.  Substitution of Premises.

         Section 17.16. Additional Documents. Tenant agrees that it will from time to time execute and deliver to Landlord such other and further instruments and assurances as Landlord may reasonably request, approving, ratifying and confirming this Lease and/or the obligations of either of the parties hereunder.

         Section 17.17. Non-waiver. The failure of Landlord or Tenant to insist on the strict performance of any covenant or agreement, or the failure of Landlord to exercise any option, right or remedy contained in this Lease, shall not be construed as a future waiver or a relinquishment thereof. Landlord shall not be considered to have waived a provision of this Lease unless such waiver is specifically expressed in a writing signed by Landlord, and only for the time and in the manner specifically stated. Landlord's receipt of Rent with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No acceptance by Landlord of a lesser amount than the installment of Rent due shall be considered, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed, an accord and satisfaction. Landlord may accept a check or payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease.

         Section 17.18.  Additional Provisions.

TERMINATION OPTION: Provided Tenant is not in default of this Lease, Landlord shall grant Tenant a one (1) time option to terminate this Lease by giving Landlord written notice no later than the first day of the sixty-sixth (66th) month of this Lease, that Tenant shall have the right to terminate the Lease either at: 1) the end of the seventy-fifth (75th) month of the Lease in which case along with such notice Tenant shall pay a termination fee in the amount of $75,000.00; or (2) at the end of the eighty-third (83rd) month and no termination fee shall be required. Should Tenant fail to notify Landlord of its election to terminate in a timely manner then such option shall be null and void and the Lease shall remain in full force and effect.

REFURBISHMENT ALLOWANCE: Provided Tenant is not in default and Tenant has waived the Termination Option. Landlord shall provide Tenant, beginning with the 67th month, a refurbishment allowance equal of up to $3.00 per rentable square foot of the initial Premises and such amount shall be credited to Tenant for next month(s) Monthly Base Rental due.

CARDKEY ACCESS: Landlord shall provide up to one hundred seventy-five (175) cardkeys for after hour access to the Building, at no cost to Tenant. Tenant shall pay Landlord for any additional cardkeys in excess of the 175 cardkeys provided by Landlord. Landlord agrees that Tenant shall have the right to adapt the Landlord's access system to incorporate access to Tenant's Leased Premises on Tenant's floor. Such changes shall be approved by Landlord in writing prior to any changes or installation being facilitated. The costs of such shall be deducted from the Tenant Improvement Allowance as described in Exhibit "C" of this Lease Agreement (approximately $12,000.00). Tenant shall waive any liability against Landlord for use of the access system. Tenant shall be responsible for the cost of equipment used in the Leased Premises and the repair and maintenance of such.

SIGNAGE: Tenant shall have the right to a monument sign which will only display Tenant's name at street level on the Fondren Street side of the property. Tenant shall have the right to such monument when Tenant achieves two (2) full floors of occupancy. Tenant will provide for costs of creation and installation of sign. Design of signage will be mutually approved and Landlord approval shall not be unreasonably withheld. The sign shall be of material consistent with existing Building graphics.

EXPANSION OPTION & RECURRING PREFERENTIAL RIGHT: Subject to Tenant not being in default, Tenant is granted the following Expansion Option & Recurring Preferential Right.

Tenant shall have the right to expand the Leased Premises on the nineteenth
(19th) floor of the Building in the amount of no less than 10,264 square feet of net rentable area and not more than 20,528 square feet of net rentable area commencing on April 1, 1997. Tenant shall notify Landlord in writing not less than three (3) months prior to April 1, 1997 of Tenant's election to expand and such notice shall include the amount of square footage Tenant is leasing. Commencement shall be the earlier of occupancy or April 1, 1997.

Tenant shall also be ranted a recurring preferential right and the above Expansion Option shall be null and void and replaced by the Recurring Preferential Right as follows:

1. Provided that there is at least one (1) full year remaining on the Term hereof. each time during the Term, Landlord desires to enter into a lease with a person or entity (referred to as "Third Party") covering directly or indirectly (such as by preferential right, expansion right, option or otherwise) all or any portion of the Preferential Right Space (the "PR Space"). Landlord shall give written notice (the PR Notice") to Tenant of the fact that such Preferential Right Space may be leased to a Third Party or may be made the subject of a right or option in or to a Third Party or may be made the subject of an option to lease to a Third Party, said PR Notice to contain the Rentable Area and location of the Preferential Right Space [such Rentable Area to include an add-on factor for the conversion of usable area to rentable area of eighteen percent [18%]] and the anticipated lease commencement date applicable to such third party lease. Tenant shall then have a period of five (5) business days from receipt of Landlord's PR Notice to affirmatively exercise its Preferential Right to include such Preferential Right Space under the Lease by providing written notice (Tenant's "Acceptance Notice") of same to Landlord within such five (5) day period.

In the event Landlord has ranted preferential. expansion or other options or rights to other tenants with respect to PR Space prior to the Commencement Date of this Lease, then Tenant's rights to exercise on the 19th floor, this Preferential Right shall be subject and subordinate to such rights or options and shall become effective only if the other tenants to whom Landlord has previously granted such preferential, expansion or other options or rights with respect to the PR Space decline to exercise such options or rights. All such tenants have Landlord relocation rights, and should

Tenant desire to have Landlord relocate such tenants prior to expiration of their leases, Tenant shall notify Landlord of such election and the costs of relocating such tenants shall be deducted from the Expansion Improvement Allowance.

2. For the purposes hereof the Phrase "Preferential Right Space" or "PR Space" shall refer to all the rentable space on the eighteenth (18th) and nineteenth
(19th) floors of the Building as indicated on the floor plan drawing attached hereto as Exhibit "I-1".

3. In the event Tenant fails to affirmatively exercise its Preferential Right by timely delivery to Landlord of the said Tenant's Acceptance Notice, as more particularly specified in Section 1 hereof, then Tenant shall conclusively be deemed to have forfeited and waived its Preferential Right to lease the Preferential Right Space identified in Landlord's PR Notice: provided, however, Tenant shall again have the Preferential Right herein granted with respect to the PR Space or applicable portion thereof if (i) a lease is not executed covering such space within six (6) months of the date Landlord provided Tenant written notice of the availability or (ii) when the applicable lease, right or option of a Third Party and any and all renewals and extensions thereof expire or terminate, all subject to the Conditions set forth in Section 1 above. In the event Tenant affirmatively exercises its Preferential Right by timely delivery to Landlord of the said Tenant's Acceptance Notice (as more particularly specified in Section 1 hereof), or if Tenant shall by written notice elect to waive (or by failure to timely deliver to Landlord the said Tenant's Acceptance Notice, waive), it's Preferential Right to lease the Preferential Right Space identified in Landlord's PR Notice, then in either such event, Tenant shall not thereafter be entitled to revoke either such election, or such waiver of its right, to lease such Preferential Right Space.

4. In the event Tenant timely and affirmatively exercises its Preferential Right, pursuant to the provisions of this Exhibit, to lease the Preferential Right Space specified in Section 2 hereof (or in Landlord's PR Notice if less than all of the Preferential Right Space specified in Section 2 hereof), Landlord shall Prepare an amendment to this Lease to include such Preferential Right Space in Tenant's Premises. Tenant agrees to execute said amendment to the Lease and deliver the same to Landlord not later that fourteen (14) calendar days after receipt of said amendment from Landlord in a form satisfactory to Tenant and Landlord. Provided Landlord has not agreed in writing to extend the Period which Tenant has to execute and deliver the amendment to Landlord, then failure of Tenant to timely execute and deliver to Landlord the Lease amendment aforesaid shall cause the Preferential Right of Tenant to lease such Preferential Right Space to be null and void and of no further force and effect.

5. Upon Tenant's execution and delivery to Landlord of the Lease amendment (as specified in Section 4 hereof), references in the Lease to the Premises shall, except where the context otherwise indicates and subject to any provision of the Lease or any exhibit thereto (including this Exhibit) that treat the Initial Premises differently from such Preferential Right Space, include the Preferential Right Space so leased, and, as part of the Premises, shall be subject to and governed by the same terms, covenants and conditions of the Lease applicable to the Initial Premises.

6. In the event delivery of any Preferential Right Space to Tenant shall be delayed for any reason, outside the control of Landlord, Tenant's sole and exclusive remedy for such delay shall be to postpone the commencement of its obligation to pay Rent with respect to the Preferential Right Space only, until such time the Preferential Right Space is tendered to Tenant, and in no event shall Landlord be liable to Tenant for any damages whatsoever resulting from any such delay. Landlord shall use all reasonable efforts to provide Tenant the PR Space as soon as possible.

7. The Preferential Right granted herein is not assignable, except to Permitted Assignees. Time is of the essence.

8. The Base Rent for the expansion premises and the Recurring Preferential shall be the same as the rent being paid for the initial Premises. Landlord shall provide Tenant an expansion improvement allowance equal to the initial Improvement Allowance ($24.40) divided by the number of months in the Lease
(124) times the sum of seventy five minus the number of months from the commencement of this initial lease to the commencement of the expansion premises less the actual costs of relocating existing tenants from the nineteenth floor to accommodate Tenant; if such relocation costs are not recovered from such relocated tenants.

As an example should Tenant elect to commence the preferential right space on April 1, 1997 - 12 months after commencement of the initial Lease, then the calculation would be as follows: Total Improvement Allowance divided by number of months in term (24.40 divided by 124 =.196774) .196774 x (75-12) number of months from commencement of Lease to commencement of expansion or .196774 x 63 mo = $12.40. The Expansion Improvement Allowance would then be reduced by the amount equal to the cost of relocating other tenant(s) to accommodate Tenant (i.e. should the cost of relocating the other tenant(s) be equal to $2.00 the Expansion Improvement Allowance will then equal $10.40).

SATELLITE DISH: Tenant shall have the right during the term and any renewals of this Lease, at no cost to Tenant, to install a satellite dish on the Building provided such satellite dish coordinates with present installations and does not interfere with normal building operations. Tenant shall submit plans and specifications to Landlord for Landlord's written approval prior to installation. Any damage from installation shall be the sole responsibility of Tenant. Tenant at Tenant's cost shall remove such equipment at the expiration of the Lease and shall restore the roof to a secure condition.

RISER ACCESS: Tenant shall have the right to access existing communication risers within the Building at no cost to Tenant. Should the existing risers not be of adequate size to accommodate Tenant's specific needs; Tenant may at Tenant's sole cost install additional risers provided there is room for additional installation and such does not interfere with the operations of the Building or other equipment in Place. Tenant agrees that any operations shall be in accordance with local fire codes or any other codes applicable.

TENANT AIR CONDITIONING EQUIPMENT: In accordance with Exhibit "C", Tenant shall have the right through a Landlord approved contractor to install its air conditioning condenser equipment on the roof of the Building. No rent shall be charged to Tenant for use of such space. The location of the units shall coordinate with existing equipment and such location shall be approved by Landlord, such approval not to be unreasonably withheld. Any cost resulting from any damage or repair to the Building and its roof as a result of maintenance of such equipment shall be the responsibility of Tenant and Tenant shall pay to Landlord such amount as invoiced.

CONSTRUCTION FEE: Landlord shall contract with the general contractor to construct the Premises in accordance with Exhibit "C". Landlord shall not charge Tenant a construction management fee for the construction of the Leased Premises in accordance to Exhibit "C" for the Leased Premises.

ADA PLAN SUBMISSION: Landlord specifically agrees that Landlord shall be responsible for the submission of the approved plans and specifications to the applicable state and governmental agencies having jurisdiction over the review and approval for such plans and specifications for compliance with all of the requirements under the Americans with Disabilities Act and the Texas Architectural Barriers Act with respect to the Tenant's Plan and restroom facilities on the twentieth (20th) floor of the Building. The costs of submission filing and inspection shall be the cost of Landlord.

BUSINESS DRESS: Tenant shall use its best efforts to cause all its employees to wear proper business attire. Proper business attire shall mean a collared shirt and slacks for men (no tee shirts, cut off shorts, athletic wear, etc.); and dress slacks, skirts, dresses and blouses for women (no halters, cut off shorts, house shoes, etc.). Tenant's casual dress day excluded.

         Section 17.19. Entire Agreement. This written Lease, including all Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties, or promises with respect to the Project, the Premises,

Landlord's services, or any other matter or thing except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. No prior written or prior or contemporaneous verbal promises or representation by Landlord or Tenant or any other party shall be binding unless same have been reduced to writing and are expressly set forth in this Lease instrument. This Lease may be amended or modified only by written instrument executed by both parties hereto, and dated subsequent to the date of this Lease.

         EXECUTED as of the date hereinabove first set forth.

                                             LANDLORD:
                                             ARENA TOWER II CORPORATION



                                             By:   /s/  Larry Wong
                                                 --------------------------
                                                 Name:  Larry Wong
                                                 Title: President

                                             TENANT:
                                             CARDMEMBER PUBLISHING CORPORATION



                                             By: /s/   Steven H. Levenherz
                                                 ----------------------------
                                                 Name: Steven H. Levenherz
                                                 Title: Senior Vice President
                                                        and Chief Financial
                                                        Officer

                                  EXHIBIT "A"

                      [Graphic of Arena Tower 2, Level 20]

                                  EXHIBIT "B"

                               LEGAL DESCRIPTION

TRACT A:

A METES AND BOUNDS description of a 3.2109 acre (139,867 square feet) tract of land out of Block 1 of Sharpstown Commercial Park, as recorded in Volume 72, Page 1 of the Harris County Map Records and being a part of a called 9.2172 acre tract of land described in Harris County Clerk's File No. G-269960, all being in the James Wells Survey, Abstract No. 830, in Harris County, Texas. Said 3.2109 acre tract being more particularly described as follows:

COMMENCING at a Gulf Oil Corporation brass disk found in concrete at the easterly corner of the Gulf Oil Corporation tract as recorded in Volume 3341, Page 544 and Volume 4880, Page 415 of the Harris County Deed Records, and said point being the most southerly corner of the aforementioned 9.2172 acre tract and being located on the northwesterly right-of-way line of U.S. Highway 59 (300 feet wide);

THENCE, North 44 degrees 45' 30" West, 205.00 feet leaving said northwesterly right-of-way line to a 5/8-inch iron rod found for the POINT OF BEGINNING of the herein described tract;

THENCE, North 45 degrees 14' 30" East, 196.80 feet to a cut "X" found in concrete for corner;

THENCE, North 00 degrees 13' 18" West, 81.14 feet to a point for corner and being in the arc of a non-tangent curve to the right;

THENCE, 247.68 feet along the arc of said curve to the right having a radius of
116.07 feet, a central angle of 122 degrees 15' 54", a long chord bearing
North 29 degrees 28' 28" West, 203.29 feet to a point for corner and located in the face of an existing wall;

THENCE, West, 25.39 feet to a point for corner;

THENCE, North, 264.71 feet (called 264.67 feet) to a P.K. nail found for corner and located in the north line of the aforementioned 9.2172 acre tract;

THENCE, North 89 degrees 58' 20" West, 186.76 feet (called East 186.72 feet) to a 5/8-inch iron rod found for corner;

THENCE, South, 487.29 feet (called 487.39 feet) to a 5/8 inch iron rod found for corner;

THENCE, South 44 degrees 45' 30" East, 77.43 feet to a 5/8-inch iron rod found for corner;

THENCE, South, 45 degrees 14' 30" West, 146.96 feet to a 5/8-inch iron rod found for corner and located in the northeasterly right-of-way line of Fondren Road (100 feet wide) and being in the arc of a non-tangent curve to the left;

THENCE, 60.02 feet along the arc of said curve to the left having a radius of 1810.00 feet, a central angle of 01 degrees 54' 00" a long chord bearing South 46 degrees 03' 25" East, 60.02 feet to a 5/8-inch iron rod set for corner, from which a 5/8-inch iron rod found bears South 44 degrees 45' East, 0.33 feet;

THENCE, North 45 degrees 14' 30" East, 145.60 feet leaving said northeasterly right-of-way line of Fondren Road to a 5/8-inch iron rod found for corner;

THENCE, South 44 degrees 45' 30" East, 107.90 feet (called 107.57 feet) to the POINT OF BEGINNING, CONTAINING 3.2109 acres of land in Harris County, Texas.

TRACT B:

Non-exclusive easement rights created under the Reciprocal Easement Agreement dated July 31, 1989, filed for record under Harris County Clerk's File No. M-257152. The Easement Agreement is incorporated by reference and deemed to be a part of this Lease. Tenant agrees to allow Landlord reasonable concessions to comply with the substantive intent of this easement.

                                  EXHIBIT "C"

                              TENANT IMPROVEMENTS

                    Attached to and Made an Integral Part of
                Lease Agreement dated February 12, 1996 between

                           ARENA TOWER II CORPORATION
                                    Landlord

                                      and

                       CARDMEMBER PUBLISHING CORPORATION
                                     Tenant

Tenant hereby agrees to accept the Leased Premises in an "as is" condition, except Landlord shall provide a Tenant Improvement Allowance of up to $24.40 per rentable square foot on the initial Leased Premises.

The Tenant Improvement allowance may be applied to costs incurred by Tenant for construction of the Premises, Tenant's additional restrooms, installation of a sprinkler system, installation of a access control system, installation of a supplementary air conditioning system, installation of corridor glass, related architectural fees and construction permits and fees.

Landlord and Tenant shall mutually select a general contractor for the construction of the Leased Premises in accordance with the Working Drawings. The general contractor shall be responsible for the filing of all plans and securing the permits and licenses required. All construction fees and licenses required shall be a part of the total contract price and such shall be paid from the Tenant Improvement Allowance. Tenant's architect and engineer shall provide Landlord two sets of working drawings for Landlord's review and approval. Landlord shall have five (5) days to review the plans and submit any changes Landlord deems necessary. The architect shall make such changes as Landlord shall reasonably request.

Tenant shall have the right to install a supplementary air conditioning system within the Leased Premises. Such System shall be separately metered and the cost of all electrical usage and maintenance shall be paid by Tenant as Rent. Tenant may install the air conditioning condenser units on the roof of the Building and condensation units shall be located in a manner so as not to be seen from street level and to properly distribute the weight load. Said location and penetrations of the roof area shall be approved in writing by Landlord prior to installation.

Corridor Glass Installation: Tenant shall the right to install glass partitions in the corridor of the 20th floor.

Once all Tenant Improvement costs has been finalized and it is determined that there are funds remaining from the above mentioned Tenant Improvement Allowance, then Tenant may use up to $1.50 per rentable square foot for Tenant's moving expanses (including stationary, telephone installation, physical move, employee relocation and hiring). Tenant shall present Landlord Tenant's paid invoices for all such costs.

Landlord agrees that it shall not charge Tenant a Landlord construction administration or supervision fee.

Any costs incurred in the construction of the Premises in excess of the above mentioned allowance shall be paid to Landlord by Tenant within thirty (30) days of Landlord's presentation of his paid invoices.

Tenant shall be responsible for any other costs associated with improvements to the Leased Premises, which are not paid for with funds from the Tenant Improvement Allowance.

                                  EXHIBIT "D"

                        Declaration of Commencement Date


Re: The Lease Agreement (the "Lease") entered into by and between Arena Tower II Corporation ("Landlord") and CardMember Publishing Corporation ("Tenant") dated February 12, 1996, covering Suite 2000 located on floor twenty of Arena Tower II, located at 7324 Southwest Freeway, Houston, Harris County, Texas

      Tenant hereby certifies to Landlord that the actual date upon which commencement of the term of this Lease occurred was April 1, 1996.

      EXECUTED on ________________________________.

                                       "TENANT"

                                       CARDMEMBER PUBLISHING CORPORATION

                                       By:_______________________________
                                       Name:  STEVEN H. LEVENHERZ
                                       Title: SENIOR VICE PRESIDENT AND
                                       CHIEF FINANCIAL OFFICER

                                       LANDLORD:

                                       ARENA TOWER II CORPORATION

                                       By:_______________________________

                                           Name:__________________________
                                           Title:_________________________

                                  EXHIBIT "E"
                             RULES AND REGULATIONS
                         Attached to and made a part of

                    Lease Agreement dated February 12, 1996

                      Landlord: ARENA TOWER II CORPORATION

                   Tenant: CARDMEMBER PUBLISHING CORPORATION

1. Tenant agrees to return all keys to Landlord. Landlord will refund amount deposited on each key returned. Tenant shall not duplicate any key issued by Landlord or alter any lock or install a new or additional lock or bolt on any door of the Demised Premises without the prior written consent of Landlord.

2. Landlord will provide and maintain an alphabetical directory board in the Building.

3. Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building or anywhere on the project's premises including installations of telephones, telegraph equipment, electrical devices and attachments, and installments of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building, and removal of any Tenant's personal property, including vehicles. All ceiling wiring must be plenum rated and all phone systems must be installed on phone boards. All contractors must have insurance and must submit a copy to Landlord prior to any work being performed with limits of liability of at least $1,000,000 with respect to death of or injuries to one or more persons in any one occurrence, and at least $500,000 with respect to loss of or damage to property in any one occurrence.

4. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or material which requires use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and be subject to his decision and control of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or property engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering the tract on which the Building stands to completion of work; Landlord shall not be liable for acts of any person so engaged or any damage or loss to any of said property or persons resulting from any act in connection with such service performed by Tenant.

5. No signs will be allowed in any form on exterior of Building or windows inside or out, and no signs except in uniform location and uniform styles fixed by Landlord will be permitted in public corridors or on corridor doors or entrances to Tenant's space. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly.

6. No draperies, shutters or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's prior written approval. Tenant shall not modify Landlord's building standard window covering.

7. No portion of the Demised Premises or any other part of Building shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not place, install or operate on the Demised Premises or in any part of the Building, any engine, stove or machinery, vending machine, or conduct mechanical operations or cook thereon or therein, or place or use in or about premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive materials, or hazardous materials (excluded however are common cleaning materials to the extent they are used, stored and labeled in accordance with environmental laws) without written consent of Landlord, except for microwave and coffee and vending machines for Tenant's use only.

9. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Demised Premises or public rooms regardless of whether such loss occurs when area is locked against entry or not.

10. No birds, fish or animals shall be brought into or kept in or about the Building, except guide dogs.

11. Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor independently contract with or render free or paid services to Tenant or Tenant's agents, employees or invitees.

12. Landlord will not permit entrance to the Demised Premises by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except employees, contractors or service personnel directly supervised by Landlord and employees of the United States Postal Service.

13. Entrance to the Building after hours is by cardkey only, unless prior authorization is received and accepted by Landlord.

14. None of the entries, passages, doors, elevator doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas at any time except for ingress by Tenant, Tenant's agent, employees or invitees.

15. Tenant and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises surrounding the Building. No overnight parking allowed, unless approved by Landlord and such cars must be movable with reasonable notice.

16. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Building by placing in or taking out any property of Tenant while in the Building shall be repaired promptly at the expense of Tenant.

17. To insure orderly operation of the Building, no after hour deliveries of any kind can be made to the Demised Premises except by persons and at times approved by Landlord in writing, after hour deliveries will be allowed and coordinated with Building Management.

18. Should Tenant require telegraphic, telephonic, annunciator or other communication services, Landlord shall direct where and how wires are to be introduced and none shall be introduced or placed except as Landlord shall direct. All ceiling wiring must be plenum rated and telephone boards must be used, except as approved by Landlord.

19. Without Landlord's prior approval, Tenant shall not install any radio or television antenna, loudspeaker, music system or other devise on the roof or exterior walls of the Building or on common walls with adjacent tenants, except as approved by Landlord.

20. No hand trucks or other vehicles of any kind shall be used in or brought into the Building or the Demised Premises by Tenant or others unless such vehicle shall have been inspected and approved in writing by Landlord.

21. Tenant shall store all its trash and garbage within it Demised Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

22. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease covering premises in the Building.

23. Landlord reserves the right to make such other reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

24. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity or gas before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

25. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any other purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Smoking prohibited in all public areas to include corridors, lobbies, elevators, stairwells, restrooms, etc.

28. No uncontained liquids are to be place in trash receptacles.

29. Emergency fire exits are to be used only in cases of emergency.

30. All corridor doors are to remain closed at all times.

                                  EXHIBIT "F"

                                 RENEWAL OPTION

      Tenant shall have the option to renew the Lease (the "Renewal Option") on the following terms: At the then prevailing market rental rate as described in Exhibit "G" attached hereto.

      If Tenant desires to exercise the Renewal Option, Tenant shall be required, at least nine (9) months prior to the expiration of the Term, to notify Landlord in writing (the "Renewal Notice") that Tenant wishes to extend the term of the Lease for an additional sixty (60) months (the "Renewal Term") upon the terms set forth hereinabove. If Tenant does not notify Landlord in writing at least nine (9) months prior to the expiration of the initial Term that Tenant elects to exercise the Renewal Option, then Tenant's Renewal Option shall automatically terminate. Furthermore, if Tenant shall commit a default during the Term of the Lease, and such default shall not have been cured on or before the time for Tenant's exercise of the Renewal Option, or if Tenant shall assign to other than Permitted Assignees, sublet or sell its existing business during the initial Term, then this Renewal Option shall be deemed automatically null and void.

                                  EXHIBIT "G"

                     DEFINITION OF MARKET BASE RENTAL RATE

Market Base Rental Rate Definition

As used in this Lease, the term "Market Base Rental Rate" shall mean the fair market rental rate for the space in question in effect at, or within ninety (90) days prior to, for "arms length" leases (but not subleases) of space in the Building, or buildings similar to the Building in quality, character, location and other aspects, subject to adjustment for differences in all relevant factors, including but not limited to the following described General Factors and Economic Factors.

Determination of Market Base Rental Rate

The Market Base Rental Rate shall be determined in accordance with the following guidelines. Each lease of space considered in determining the Market Base Rental Rate will be compared to ascertain the actual net effective yield to the landlord under such lease, and such net effective yield shall be adjusted for differences, if any, in tenant concession packages under such lease, and the Lease with Tenant, in determining the Market Base Rental Rate. After the Market Base Rental Rate has been determined, Landlord may substitute economic concessions for those otherwise required by this Lease so long as the net effective yield to the Landlord is not materially altered by such substitution.

General Factors

General Factors shall mean the following:

1.  The use, relative location, quality, size and/or floor levels;

2. The quality, age and location, and whether or not the building has been upgraded;

3.  Availability and convenience of parking;

4.  The definition of "Net Rental Area" set forth in the lease;

5.  Availability of electrical capacity for the tenant's use at the building;

6.  The term of the lease;

7. The extent of services provided or to be provided by or on behalf of the landlord under the lease;

8.  The applicable distinctions between a "gross lease" and "net lease";

9. The base year or dollar amount for escalation purposes (both for operating expenses, and ad valorem/real estate taxes);

10. The credit standing and financial stature of the tenant;

11. The occupancy level at the time the rental rate under consideration was agreed upon and became or is to become effective;

12. Availability of renewal terms, expansion options, or rights of first refusal to other lease space;

13. Quality of management of the building; and

Economic Factors

1. The leasehold improvements provided or to be provided, giving full credit to the dollar value of any existing improvements within the leased premises;

2. The extent of any leasehold improvement, architectural allowance, or engineering allowance provided to the Tenant;

3.  The inclusion or exclusion of parking charges in the rental rate;

4.  Any other adjustments (including by way of indexes) to base rental;

5. Abatements (including with respect to operating expenses and ad valorem/real estate taxes, as well as parking charges);

6. Lease takeovers/assumptions offered by the landlord in connection with the execution of the lease;

7.  Club memberships;

8.  Refurbishment and repainting allowances;

                                  EXHIBIT "H"

                            CLEANING SPECIFICATIONS
                                      FOR
                                  ARENA TOWERS

A. CLEANING SERVICE SPECIFICATIONS FOR TENANT SUITES AND COMMON AREAS ON TENANT OCCUPIED FLOORS.

      1.    Nightly Services

            a.    Secure all lights as soon as possible each night.

            b.    Vacuum all carpets.

            c. Dust mop all resilient marble, and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

            d. Dust all desks and office furniture with treated dust cloths. Polish all glass furniture tops.

            e.    Papers and folders on desks are not to be moved.

            f.    Sanitize all telephone receivers.

            g. Empty all ashtrays and ash urns. Clean and sanitize as required.

            h. Empty all waste paper baskets and other trash containers, clean, sanitize and line as required.

            i. Remove fingerpoints, dirt smudges, graffiti, etc. from all doors, frames, glass partitions, windows, light switches, walls, elevator door jams and elevator interiors.

            j.    Remove all trash from floors to the designated trash areas.

            k.    Return chairs and waste baskets to proper positions.

            l.    Clean, sanitize and polish drinking fountains.

            m.    Police all service stairwells.

            n.    Police all interior public corridor planters.

            o.    Dust and remove debris from all metal door thresholds.

            p.    Wipe clean smudged bright work.

            q. Spot clean all carpets, resilient marble, and composition floors as required.

            r.    Service all walk-off mats as required.

      2.    Weekly Services

            a. Dust all low reach areas including, but not limited to chair rungs, structural and furniture ledges, base boards, windows sills, door louvers and wood paneling molding, etc.

            b.    Dust inside all door jams.

            c.    Clean and policy all metal door thresholds.

            d.    Wipe clean and polish all bright work.

            e.    Sweep all service stairwells.

            f.    Dust all vinyl base.

            g.    Edge all carpeted areas.

            h. Move all plastic carpet protectors and thoroughly vacuum under and around all desks and office furniture.

            i. Clean and spray buff all building standard resilient and/or composition flooring.

      3.    Monthly Services

            a. Dust all high reach areas including, but not limited to tops of door frames, structural and furniture ledges, air conditioning diffusers and return grills, tops of partitions, picture frames, etc.

            b.    Vacuum upholstered furniture.

      4.    Quarterly Services

            a. Machine buff or otherwise refinish all resilient marble or composition flooring to provide a level of appearance equivalent to a completely refinished floor.

      5.    Annual Services (Tenant Suites and Common Areas)

            a.    Vacuum perimeter building standard window coverings.

            b. Clean all building standard light fixtures, annually, which shall include:

                  (1)   Cleaning of both sides of the fixture diffusers.

                  (2)   Wipe down all lamps.

                  (3) Cleaning of visible edge of the fixture casing and diffuser frame.

                  (4) Contractor will not be responsible for removal of lamps during the cleaning operation.

B.RESTROOM SERVICE SPECIFICATIONS

      1.    Nightly Service

            a. Provide all restrooms with supplies from stock including paper towels, toilet tissue, and hand soap, as required.

            b. Restock all sanitary napkins and tampons dispensers from Contractor stock, as required. Supplies and proceeds from this service are the sole responsibility of the contractor.

            c. Wash and polish all mirrors, dispensers, faucets, flushmeters, and bright work with non-scratch disinfectant cleaners.

            d. Wash and sanitize all toilets, toilet seats, urinals and sinks with non- scratch disinfectant cleaner. Wipe dry all sinks.

            e.    Remove stains, descale toilets, urinals and sinks as required.

            f.    Mop all restroom floors with disinfectant germicidal solution.

            g.    Empty all waste and sanitary napkin and tampon receptacles.

            h.    Remove all restroom trash from building.

            i. Spot clean finger prints, marks and graffiti from walls, partitions, glass, aluminum and light switches as required.

      2.    Weekly Services

            a. Dust all low reach and high reach areas including, but not limited to structural ledges, mirror tops, partition tops and edges, air conditioning diffusers and return grills.

      3.    Monthly Service

            a. Wipe down all tile walls and metal partitions. Partitions shall be left in an [illegible] condition after this work.

      4.    Annual Service

            a.    Thoroughly clean all ceramic tile floors.

C.    ELEVATOR, LOBBY AND CORRIDOR CLEANING SPECIFICATIONS

      1.    Nightly Service

            a.    Thoroughly wash all glass doors.

            b. Spot clean all glass including low partitions and the corridor side of all windows and doors.

            c. Spot clean all chrome bright work including door hardware, kick plates, hose cabinets and visible hardware.

            d.    Spot clean all interior architectural aluminum finishes.

            e. Spot clean interior side of aluminum framing around glass in all elevator lobbies and stairwells.

            f.    Spot clean all painted marble and vinyl wall surfaces.

            g.    Thoroughly clean all door saddles of dirt and debris.

            h. Spot clean, sweep and damp mop flooring under vending machines.

            i. Spot clean and dust directory board glass and ledges around the stairwell.

            j. Empty, clean and sanitize as required all wastepaper baskets and refuse receptacles.

      2.    Weekly Services

            a.    Spot clean, sweep, mop and buff all tile flooring.

            b. Shampoo and hot water extract with neutralizing rinse all elevator carpets.

      3.    Monthly Services

            a.    Thoroughly clean all architectural aluminum interior finishes.

D.    CORRIDOR AND SERVICE SINK CLOSETS

      1.    Nightly Services

            a.    Remove trash from the above areas.

            b. Maintain an orderly arrangements of all janitorial supplies and products stored in the service sink closets.

            c.    Clean and disinfect service sinks.

E.    PASSENGER ELEVATOR CLEANING SPECIFICATIONS

      1.    Nightly Services

            a. Spot clean interior stainless steel surface of forward cab walls and doors and glass partitions.

            b. Spot clean outside painted and chrome surfaces of all elevator door and frames.

            c.    Spot clean elevator cab floor carpeting.

            d. Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly.

      2.    Weekly Service

            a. Thoroughly clean entire interior stainless steel surfaces of all doors and frames and outside painted and chrome surfaces of all doors and frame and glass partitions.

      3.    Monthly Service

            a.    Shampoo and/or extract all elevator cab flooring.

            b.    Thoroughly clean all wall surfaces in cabs.

            c.    Wipe clean entire cab ceiling above lighting diffusers.

                                  EXHIBIT I-1

                                     1 of 2

                      [Graphic of Arena Tower 2, Level 18]

                                  EXHIBIT I-1

                                     2 of 2

                      [Graphic of Arena Tower 2, Level 19]

                                  EXHIBIT "J"

HVAC Specifications: Landlord shall use reasonable efforts to provide Tenant HVAC in accordance with this Exhibit "J" and made a part of this Lease. It is understood that temperatures and fresh air supply may vary depending upon the time and temperatures of the season, the effect of use of Tenant's supplementary and secondary air conditioning system, and that an increase if the fresh air supply may cause summer temperatures to increase within the Building and Premises.

                                       HVAC SPECIFICATIONS

a.    Design Criteria

      Outside Summer:         95 degrees F.DB
      Inside Summer:          74 degrees F.DB
      Outside Winter:         40 degrees F.DB
      Inside Winter:          74 degrees F.DB
      Population Design:      1 occupant per 100 RSF*

b.    VAV Distribution System

      Area Served:            387,035 RSF
      CFM per RSF:            0.93

c.    Fresh Air Supply

      Design for Building:    10%
      Maximum air available
      for Building:           36,000 fresh air CFM
      Design per floor:       895 fresh air CFM/RSF

*RSF = Net Rentable Area (Rentable Square Foot)

                                   AMENDMENT

AMENDMENT TO THE LEASE AGREEMENT EXECUTED BY AND BETWEEN ARENA TOWER II CORPORATION ("LANDLORD"), AND CARDMEMBER PUBLISHING CORPORATION ("TENANT"), FOR LEASED PREMISES DEFINED AS SUITE 2000, ARENA TOWER II, 7324 SOUTHWEST FREEWAY, HOUSTON, HARRIS COUNTY, TEXAS; and

         WHEREAS, the original lease agreement executed February 12, 1996 (the "Lease"), was executed by and between Arena Tower II Corporation, as Landlord (herein referred to as "Lessor"), and CardMember Publishing Corporation, as Tenant (herein referred to as "Lessee"), pertaining to Suite 2000 (the "Leased Premises") consisting of approximately 21,081 rentable square feet, located at 7324 Southwest Freeway, Houston, Harris County, Texas; and

         WHEREAS Landlord is the current lessor, as present owner of the Property and Lessor and Lessee desire to amend the Lease to evidence an expansion consisting of approximately 5,498 square feet, known as Suite 1990 located on the 9th floor of Arena Tower II.

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree that the Lease is hereby amended as follows:

Commencement Date of Expansion Premises: As used herein, "Commencement Date of Expansion Premises" means the earlier of: (a) the date Tenant's leasehold improvements are substantially complete (or the date certified to by Landlord that said leasehold improvements would have been substantially completed except for delays due on the part of Tenant, its agents or contractors, including without limitation any delays which constitute Tenant Delays as defined in the Lease Agreement; or (b) September 15, 1996. Notwithstanding the foregoing, if Tenant occupies all or any part of the Premises for its intended use by Tenant's employees (installation of furniture is not considered occupancy) prior to (a) or (b) above, the Commencement Date shall be the date of such occupancy. Within five (5) days after the Commencement Date and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form attached as Exhibit "D") specifying the actual date upon which the commencement of the Expansion Term occurred. The Commencement Date of Expansion Premises, Expiration Date and commencement of installments of Base Monthly Rent or Additional Rent shall not be postponed or delayed as a result of any Tenant Delay as defined in the Lease.

Premises & Term: Pursuant to the Lease Agreement Section 17.18, Additional Provisions, Expansion Option, Lessee has the right to expand the Leased Premises on the 19th floor in the amount of no less than 10,264 square feet; however Lessor shall allow Lessee to expand prior to April 1, 1997, into a portion of said amount of space equaling 5,498 square feet of Net Rentable Area.

Therefore, Section 1.01 of the Lease Agreement is hereby amended to reflect Lessee's expansion into Suite 1990 consisting of approximately 5,498 square feet, thus increasing the Premises from 21,081 to 26,579 square feet, per attached Exhibit "A", commencing on or about September 15, 1996 and expiring on the expiration date of the Lease Agreement,

The second paragraph of the Expansion Option, Section 17.18 in the Lease Agreement shall be deleted and replaced with the following paragraph:

Tenant shall have the right to expand the Leased Premises on the nineteenth
(19th) floor of the Building in the amount of no less than 4,766 square feet of net rentable area and not more than 15,030 square feet of net rentable area commencing on April 1, 1997. Tenant shall notify Landlord in writing not less than three (3) months prior to April 1, 1997 of Tenant's election to expand and such notice shall include the amount of square footage Tenant is leasing. Commencement shall be the earlier of occupancy or April 1, 1997.

Base Monthly Rent: The base monthly rental shall be increased to reflect a Base Monthly Rent of $24,364.08 from Commencement Date of Expansion Premises through March 31, 1997, then $27,686.46 for the period of April 1, 1997 through July 31, 2006.

Tenant Improvements: Lessor agrees to provide Lessee with a Tenant Improvement Allowance in accordance with the Allowance provided in the Expansion Option,
Section 17.18 of the Lease Agreement, paragraph 8, estimated to be $13.68 based upon the Commencement Date of the Expansion Premises being September 15, 1996. Should the Commencement Date of Expansion Premises be other than September 15, 1996, the Allowance shall be adjusted accordingly. Lessor shall permit Lessee to use a portion of said Allowance to be applied for the installation of a swipe cardkey system to be located on the 20th floor Stairwell B for Lessee to use said stairwell as a means of travel between the 19th floor to the 20th floor, provided such does not conflict with any applicable laws or ordinances. Lessee shall be responsible for any additional improvement costs exceeding the Tenant Improvement Allowance provided herein. Lessor and Lessee will select a mutually agreed upon a general contractor per the third paragraph of Exhibit "C" of the Lease Agreement, for improvements according to approved plans. The mechanical, electrical and plumbing contractors shall be directed by the general contractor and such contractors shall be paid as a part of the general contractor's contract. Lessee agrees to pay Lessor for any additional costs within thirty
(30) days of invoice receipt, provided such improvements have been determined to be substantially complete and Tenant has occupied the Expansion Premises. Landlord shall provide to Tenant a correct invoice received from the general contractor indicating the full extent of the work performed.

Termination Option: It is expressly understood that Tenant shall have the right to terminate this Amendment along with the Lease Agreement in accordance with the Termination Option as identified in Section 17.18 of the Lease Agreement.

Except as amended herein, all terms and conditions shall remain in full force and effect according to the Lease.

                      Executed on the 3rd day of July 1996.

                                             TENANT:
                                             CARDMEMBER PUBLISHING CORPORATION


                                             BY: /s/ Steven H. Levenherz
                                                _______________________________
                                                STEVEN H. LEVENHERZ


                                             LANDLORD:
                                             ARENA TOWER II CORPORATION


                                             BY: /s/ Larry Wong
                                                _______________________________
                                                LARRY WONG, PRESIDENT